UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
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NVIDIA CORPORATION
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NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Date and time:	Thursday, June 22, 2023 at 11:00 a.m. Pacific Daylight Time

Location:	Virtually at www.virtualshareholdermeeting.com/NVDA2023

Items of business:
•Election of thirteen directors nominated by the Board of Directors
•Advisory approval of our executive compensation
•Advisory approval of the frequency of holding a vote on our executive compensation
•Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2024
•Transaction of other business properly brought before the meeting

Record date:	You can attend and vote at the annual meeting if you were a stockholder of record at the close of business on April 24, 2023.

Stockholder list:
A list of stockholders entitled to vote at the close of business on the record date will be available during the annual meeting at www.virtualshareholdermeeting.com/NVDA2023 and at our headquarters, 2788 San Tomas Expressway, Santa Clara, California, for 10 days prior to the annual meeting to registered stockholders for any legally valid purpose related to the annual meeting. To schedule an appointment to view the stockholder list during the 10 days prior to the annual meeting, please contact us at shareholdermeeting@nvidia.com.

Virtual meeting admission:	We will be holding our annual meeting virtually at www.virtualshareholdermeeting.com/NVDA2023. To participate in the annual meeting, you will need the control number included on your notice of proxy materials or printed proxy card.

Pre-meeting forum:	To communicate with our stockholders in connection with the annual meeting, we have established a pre-meeting forum located at www.proxyvote.com where you can submit advance questions.
Your vote is very important. Whether or not you plan to attend the virtual annual meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting during the virtual annual meeting, you may vote in advance online, by telephone or, if you have elected to receive a paper proxy card in the mail, by mailing the completed proxy card.
Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on June 22, 2023. This Notice, our Proxy Statement, our Annual Report on Form 10-K, and our Annual Review are available at www.nvidia.com/proxy.
By Order of the Board of Directors
Timothy S. Teter
Secretary
2788 San Tomas Expressway, Santa Clara, California 95051
May 8, 2023

This Proxy Statement contains forward-looking statements. All statements other than statements of historical or current facts, including statements regarding our environmental, social and corporate governance plans and goals, made in this document are forward-looking. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “goal,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions intended to identify forward-looking statements. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Annual Report on Form 10-K for the fiscal year ended January 29, 2023.

DEFINITIONS

2007 Plan	NVIDIA Corporation Amended and Restated 2007 Equity Incentive Plan
AI	Artificial intelligence
AC	Audit Committee of the Board
ASC 718	FASB Accounting Standards Codification Topic 718: Compensation - Stock Compensation
Base Operating Plan	Performance goal necessary to earn the target award under the Variable Cash Plan and for the target number of SY PSUs to become eligible to vest
Board	The Company’s Board of Directors
CAP	“Compensation actually paid,” as defined under Item 402(v) of Regulation S-K
CC	Compensation Committee of the Board
CD&A	Compensation Discussion and Analysis
CEO	Chief Executive Officer
CFO	Chief Financial Officer
Charter	The Company’s Restated Certificate of Incorporation
Control Number	Identification number for each stockholder included in Notice or proxy card
CR	Corporate responsibility
ERM	Enterprise risk management
ESPP	NVIDIA Corporation Amended and Restated 2012 Employee Stock Purchase Plan
Exchange Act	Securities Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
Fiscal 20__	The Company’s fiscal year ended on the last Sunday in January of the stated year
Form 10-K	The Company’s Annual Report on Form 10-K for Fiscal 2023 filed with the SEC on February 24, 2023
GAAP	Generally accepted accounting principles in the United States
Internal Revenue Code	U.S. Internal Revenue Code of 1986, as amended
Lead Director	Lead independent director
Meeting	Annual Meeting of Stockholders
MY PSUs	Multi-year PSUs with a three-year performance metric, vesting after three years
Nasdaq	The Nasdaq Stock Market LLC
NCGC	Nominating and Corporate Governance Committee of the Board
NEOs	Named Executive Officers consisting of our CEO, our CFO, and our other three most highly compensated executive officers as of the end of Fiscal 2023
Non-GAAP Operating Income
GAAP operating income, as the Company reports in its SEC filings, excluding stock-based compensation expense, acquisition termination cost, acquisition-related costs, restructuring costs, IP-related costs, legal settlement costs, contributions and other costs. Please see Reconciliation of Non-GAAP Financial Measures in our CD&A for a reconciliation between the non-GAAP financial measures and GAAP results

Notice	Notice of Internet Availability of Proxy Materials
NVIDIA, Company, we, us, our	NVIDIA Corporation, a Delaware corporation
NYSE	New York Stock Exchange
PACs	Political action committees
PSU	Performance stock unit
PwC	PricewaterhouseCoopers LLP
RBA	Responsible Business Alliance
RSU	Restricted stock unit
S&P 500	Standard & Poor’s 500 Composite Index
SEC	U.S. Securities and Exchange Commission
Section 162(m)	Section 162(m) of the Internal Revenue Code
Securities Act	Securities Act of 1933, as amended
Stretch	Performance goal necessary for the maximum number of MY PSUs to become eligible to vest
Stretch Operating Plan	Performance goal necessary to earn the maximum award under the Variable Cash Plan and for the maximum number of SY PSUs to become eligible to vest
SY PSUs	PSUs with a single-year performance metric, vesting over four years
Target	Performance goal necessary for the target number of MY PSUs to become eligible to vest
Threshold	Minimum performance goal necessary to earn an award under the Variable Cash Plan and for SY PSUs and MY PSUs to become eligible to vest
TSR	Total shareholder return
Variable Cash Plan	The Company’s variable cash compensation plan

BUSINESS OVERVIEW

NVIDIA pioneered accelerated computing to help solve the most challenging computational problems. We specialize in markets in which our computing platforms can provide tremendous acceleration for applications.

Fiscal 2023 Results

Revenue	Gross Margin	Operating Income	Diluted EPS
$27.0 billion	56.9%	$4.2 billion	$1.74
flat year on year	down 8.0 points year on year	down 58% year on year	down 55% year on year

Fiscal 2023 Reportable Segments

Our two reportable segments are “Compute & Networking” and “Graphics”:

	Compute & Networking	Graphics	All Other*	Consolidated

Revenue	$15.1 billion	$11.9 billion	—	$27.0 billion
	up 36% year on year	down 25% year on year		flat year on year

Operating Income (Loss)	$5.1 billion	$4.6 billion	$(5.5) billion	$4.2 billion
	up 11% year on year	down 46% year on year		down 58% year on year

* Includes expenses that our chief operating decision maker does not assign to either Compute & Networking or Graphics for purposes of making operating decisions or assessing financial performance.

Fiscal 2023 Market Platforms

Our platforms address four large markets where our expertise is critical:

Data Center	Gaming	Professional Visualization	Automotive
$15.0 billion revenue up 41% year on year	$9.1 billion revenue down 27% year on year	$1.5 billion revenue down 27% year on year	$0.9 billion revenue up 60% year on year

Recent Highlights

Recent business highlights include:

•The NVIDIA Hopper GPU architecture and ramp of the first products based on the architecture, including the NVIDIA H100 Tensor Core GPU
•NVIDIA cloud services, including:
◦NVIDIA DGX Cloud, an AI supercomputing service that gives enterprises immediate access to the infrastructure and software needed to train advanced models for generative AI and other groundbreaking applications. NVIDIA has partnered with leading cloud service providers to host these services in their data centers
◦NVIDIA AI Foundations, a set of cloud services that advance enterprise-level generative AI and enable customization across use cases in areas such as text, visual content, and biology
◦NVIDIA Omniverse Cloud, a platform-as-a-service giving instant access to a full-stack environment to design, develop, deploy and manage industrial metaverse applications
•New inference platforms for generative AI inflection
•The new Ada Lovelace GPU architecture, and introduction of the first products based on Ada. We also introduced NVIDIA DLSS 3 for over 50 games and applications and brought GeForce RTX 4080-class performance to the GeForce NOW Ultimate membership tier
•Production of the NVIDIA DRIVE Orin autonomous vehicle system-on-a-chip and introduction of next-generation NVIDIA DRIVE Thor

Fiscal 2023 Returns to Shareholders

Total Shareholder Return*	Total Capital Returned to Shareholders

Total $10.4 Billion
$0.4 Billion
$10.0 Billion
Dividends
Stock Repurchases

*Represents cumulative stock price appreciation with dividends reinvested and is measured for the applicable fiscal year periods based on our closing stock price of $203.65 on the last trading day of Fiscal 2023.

Please see our Form 10-K for more financial information for Fiscal 2023.

PROXY SUMMARY
This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement carefully before voting.
2023 Annual Meeting of Stockholders

Date and time:	Thursday, June 22, 2023 at 11:00 a.m. Pacific Daylight Time
Location:	Virtually at www.virtualshareholdermeeting.com/NVDA2023
Record date:	Stockholders as of April 24, 2023 are entitled to vote
Admission to meeting:	You will need your Control Number to attend the 2023 Meeting
Voting Matters and Board Recommendations
A summary of the 2023 Meeting proposals is below. Every stockholder’s vote is important. Our Board urges you to vote your shares FOR Proposals 1, 2 and 4 and 1 YEAR for Proposal 3.

Matter		Page	Board Recommends	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
Management Proposals:
1	Election of thirteen directors	15	FOR each director nominee	More FOR than AGAINST votes	None	None
2	Advisory approval of our executive compensation	43	FOR	Majority of shares present, in person or represented by proxy, and entitled to vote on this matter	Against	None
3	Advisory approval of the frequency of holding an advisory vote on our executive compensation	66	1 YEAR	Majority of shares present, in person or represented by proxy, and entitled to vote on this matter (1)	Against	None
4	Ratification of the selection of PwC as our independent registered public accounting firm for Fiscal 2024	67	FOR	Majority of shares present, in person or represented by proxy, and entitled to vote on this matter	Against	N/A (2)
(1) If none of the four choices for this proposal receive an affirmative vote from holders of a majority of the shares present, in person or represented by proxy, and entitled to vote on this matter, the Board will consider the choice that receives the highest number of votes as the choice supported by our stockholders
(2) Because this is a routine proposal, there are no broker non-votes

Election of Directors (Proposal 1)
The following table provides summary information about each director nominee:

Name	Age	Director Since		Independent	Financial Expert (1)	Committee Membership	Other Public Company Boards
Robert K. Burgess	65	2011		✓	✓	CC
Tench Coxe	65	1993		✓		CC	1
John O. Dabiri	43	2020		✓		CC
Persis S. Drell	67	2015		✓		NCGC
Jen-Hsun Huang	60	1993
Dawn Hudson	65	2013		✓	✓	CC Chairperson	2	(2)
Harvey C. Jones	70	1993		✓	✓	CC, NCGC Chairperson (3)
Michael G. McCaffery	69	2015		✓	✓	AC Chairperson (4)	1
Stephen C. Neal Lead Director (5)	74	2019		✓		NCGC Chairperson (3)
Mark L. Perry Lead Director (5)	67	2005		✓	✓	AC, NCGC
A. Brooke Seawell	75	1997		✓	✓	AC Chairperson (4)	1
Aarti Shah	58	2020		✓		AC
Mark A. Stevens	63	2008	(6)	✓		AC, NCGC
(1) For purposes of qualifying as an AC financial expert
(2) Ms. Hudson is not seeking re-election to Modern Times Group MTG AB’s board of directors effective as of MTG’s 2023 annual general meeting
(3) Mr. Jones will serve as NCGC Chairperson until our 2023 Meeting, at which time Mr. Neal will take over as NCGC Chairperson
(4) Mr. McCaffery will serve as AC Chairperson until our 2023 Meeting, at which time Mr. Seawell will take over as AC Chairperson
(5) Mr. Perry will serve as Lead Director until our 2023 Meeting, at which time Mr. Neal will take over as Lead Director
(6) Previously served as a member of our Board from 1993 until 2006
Recent Refreshment, Board Demographics and Nominee Qualifications
Our director nominees exhibit a variety of competencies, professional experience, and backgrounds, and contribute diverse viewpoints and perspectives to our Board. While the Board benefits from the experience and institutional knowledge that our longer-serving directors bring, it has also brought in new perspectives and ideas through the appointment of two new directors since 2020. The Board also regularly rotates committee membership and chairpersons to promote a diversity of viewpoints on the Board committees.

The Board and the NCGC has identified and continue to seek highly qualified women and individuals from underrepresented groups to include in the initial pool of potential director nominees, as discussed below under Director Qualifications and Nomination of Directors. The Board’s commitment to achieving a diverse and inclusive membership is demonstrated by our director nominees. Three of our directors are women and three are ethnically and/or racially diverse. Our two newest members enhance the Board’s gender, ethnic and/or racial diversity. We expect Board diversity to increase before our 2024 Meeting.

Nominee Demographics

Nominee Skills, Competencies and Attributes

Below are the skills, competencies and attributes that our NCGC and Board consider important for our directors to have considering our current business and future market opportunities, and the director nominees who possess them:

	Senior Leadership & Operations Experience	Industry & Technical	Financial /Financial Community	Governance & Public Company Board	Emerging Technologies & Business Models	Marketing, Communications & Brand Management	Regulatory, Legal & Risk Management	Human Capital Management Experience	Diversity
Burgess	✓		✓	✓	✓			✓
Coxe			✓	✓	✓			✓
Dabiri		✓			✓				✓
Drell	✓	✓		✓	✓			✓	✓
Huang	✓	✓	✓	✓	✓	✓	✓	✓	✓
Hudson	✓		✓	✓		✓		✓	✓
Jones	✓	✓	✓	✓	✓	✓		✓
McCaffery	✓		✓	✓				✓
Neal	✓			✓		✓	✓	✓
Perry	✓		✓	✓			✓	✓
Seawell	✓		✓	✓	✓			✓
Shah	✓	✓		✓	✓	✓	✓	✓	✓
Stevens		✓	✓	✓	✓
Corporate Governance Highlights
Our Board is committed to strong corporate governance to promote the long-term interests of the Company and our stockholders. We seek a collaborative approach to stockholder issues that affect our business and to ensure that our stockholders see our governance and executive pay practices as well-structured. In the Fall of 2022, we contacted our top institutional stockholders, representing an aggregate ownership of 32%, to gain insights into their views on corporate governance, environmental and social practices, and diversity and inclusion.
Highlights of our corporate governance practices include:

✓ All Board members independent, except for our CEO
✓ Independent Lead Director
✓ Proxy access
✓ Declassified Board
✓ Majority voting for directors
✓ Active Board oversight of enterprise risk and risk management

✓ 75% or greater attendance by each Board member
     at meetings of the Board and applicable
     committees
✓ Independent directors frequently meet in executive
     sessions
✓ At least annual Board and committee self assessments
✓ Annual stockholder outreach, including Lead Director participation
✓ Stock ownership guidelines for our directors and NEOs

Advisory Approval of Executive Compensation for Fiscal 2023 (Proposal 2)
We are asking our stockholders to cast a non-binding vote, also known as “say-on-pay,” to approve our NEOs’ compensation. The Board believes that our compensation policies and practices are effective in achieving our goals of paying for performance; providing competitive pay so that we may attract and retain a high-caliber executive team; aligning our executives’ interests with those of our stockholders to create long-term value; and achieving simplicity and transparency with our compensation program. The Board and our stockholders have approved holding our “say-on-pay” votes annually.
Executive Compensation Highlights
Our executive compensation program is designed to pay for performance. We utilize compensation elements that align our NEOs’ interests with those of our stockholders to create long-term value. Our NEO pay is heavily weighted toward performance-based, “at-risk” variable cash and long-term equity awards that are only earned if the Company achieves pre-established corporate financial metrics, but capped at a maximum of 200% of target (or 150% of target for our CEO’s PSUs). For the last several years, over 90% of our CEO’s, and over 50% of our other NEOs’, target pay has been performance-based and at-risk, and 100% of our CEO’s equity awards have been in the form of PSUs only.

At our 2022 Meeting, approximately 93% of the votes cast approved the compensation paid to our NEOs for Fiscal 2022. After considering this advisory vote and the feedback from our annual stockholder outreach, our CC concluded that our program effectively aligned executive pay with stockholder interests. Therefore, the CC maintained the same elements and metrics for Fiscal 2023 executive compensation, but (i) increased the proportion of “at-risk” target pay, and (ii) set the Threshold performance goals for revenue and Non-GAAP Operating Income above record-level Fiscal 2022 results, both of which further aligned corporate performance and executive pay.
Financial Performance and Link to Executive Pay
As described further in our CD&A, a significant portion of our executive pay opportunities are tied to the achievement of financial measures that drive business value and contribute to our long-term success. The table below shows our goals for the applicable periods that were completed at the end of Fiscal 2023 and their respective impact on our executive pay.

PERFORMANCE GOALS
	Variable Cash Plan		SY PSUs		MY PSUs
	Fiscal 2023 Revenue	Payout as a % of Target Opportunity	Fiscal 2023 Non-GAAP Operating Income (1)	Shares Eligible to Vest as a % of Target Opportunity	Fiscal 2021 to 2023 Relative TSR	Shares Eligible to Vest as a % of Target Opportunity
Threshold	$29.6 billion	50%	$13.2 billion	50%	25th percentile	25%
Base Operating Plan (Target for MY PSUs)	$33.5 billion	100%	$15.8 billion	100%	50th percentile	100%
Stretch Operating Plan (Stretch for MY PSUs)	$38.0 billion	200%	$18.3 billion	CEO 150%; Other NEOs 200%	75th percentile	CEO 150%; Other NEOs 200%

PERFORMANCE ACHIEVEMENT AND PAYOUTS
	Variable Cash Plan		SY PSUs		MY PSUs
Performance Achievement for Period Ended Fiscal 2023	$27.0 billion revenue (2)		$9.0 billion Non-GAAP Operating Income (1) (2)		99th percentile 3-year TSR relative to S&P 500 (2)
Payout as % of Target Opportunity	0%		0%		CEO 150%; Other NEOs 200%
(1) See Reconciliation of Non-GAAP Financial Measures in our CD&A for a reconciliation between the non-GAAP financial measures and GAAP results.
(2) See Performance Metrics and Goals for Executive Compensation in our CD&A for a description and further discussion of revenue, Non-GAAP Operating Income and 3-year relative TSR.
Advisory Approval of the Frequency of Holding a Vote on Executive Compensation (Proposal 3)
We are asking our stockholders to cast a non-binding vote, also known as “say-on-frequency,” to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our NEOs. Accordingly, we are asking stockholders to indicate whether they would prefer an advisory vote every one, two or three years. The Board recommends holding our “say-on-frequency” votes annually.
Ratification of Selection of PwC as our Independent Registered Public Accounting Firm for Fiscal 2024 (Proposal 4)
Although not required, we are asking our stockholders to ratify the AC’s selection of PwC as our independent registered public accounting firm for Fiscal 2024 because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, the AC will reconsider the appointment, but may nevertheless retain PwC. Even if the selection is ratified, the AC may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of NVIDIA and our stockholders.

Corporate Responsibility
NVIDIA invents computing technologies that enable scientists, engineers, designers, researchers, and developers to improve lives and address global challenges. Our goal is to integrate sound CR principles and practices into every aspect of the Company. This proxy statement covers the following CR topics:

NVIDIA CORPORATION
2788 SAN TOMAS EXPRESSWAY
SANTA CLARA, CALIFORNIA 95051
(408) 486-2000
  ____________________________________________________
PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS - JUNE 22, 2023
____________________________________________________

Information About the 2023 Meeting
Your proxy is being solicited for use at the 2023 Meeting on behalf of the Board. Our 2023 Meeting will take place virtually on Thursday, June 22, 2023 at 11:00 a.m. Pacific Daylight Time.
Virtual Meeting Philosophy and Benefits
The Board believes that holding the 2023 Meeting in a virtual format invites stockholder participation, while reducing the costs to stockholders and the Company associated with an in-person meeting. This balance allows the 2023 Meeting to remain focused on matters directly relevant to the interests of stockholders in an efficient way. We have designed the virtual format to protect stockholder rights, including by offering multiple opportunities to ask questions, publishing answers to questions received before or during the 2023 Meeting on our Investor Relations website, and providing an archived copy of the webcast after the 2023 Meeting.
Meeting Attendance
If you were an NVIDIA stockholder as of the close of business on the April 24, 2023 record date, or if you hold a valid proxy, you can attend, ask questions during, and vote at our 2023 Meeting at www.virtualshareholdermeeting.com/NVDA2023. Our 2023 Meeting will be held virtually; use the Control Number included on your Notice or printed proxy card to enter. Anyone can also listen to the 2023 Meeting live at www.virtualshareholdermeeting.com/NVDA2023.
If you encounter any difficulties accessing the virtual 2023 Meeting during the check-in or the course of the 2023 Meeting, please call the technical support number available on www.virtualshareholdermeeting.com/NVDA2023.

An archived copy of the webcast will be available at www.nvidia.com/proxy through June 21, 2024. Even if you plan to attend the 2023 Meeting virtually, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend.
Asking Questions
We encourage stockholders to submit questions through our pre-meeting forum located at www.proxyvote.com (using the Control Number included on your Notice or printed proxy card) as well as during the 2023 Meeting at www.virtualshareholdermeeting.com/NVDA2023. During the 2023 Meeting, we will answer as many stockholder-submitted questions related to the business of the 2023 Meeting as time permits. As soon as practicable following the 2023 Meeting, we will publish and answer questions received on our Investor Relations website. We intend to group questions and answers by topic and substantially similar questions will be answered only once. To promote fairness to all stockholders and efficient use of the Company’s resources, we will respond to one question per stockholder. We reserve the right to exclude questions regarding topics that are not pertinent to company business or are not otherwise suitable for the conduct of the 2023 Meeting.
Quorum and Voting
To hold our 2023 Meeting, we need a majority of the outstanding shares entitled to vote at the close of business on the April 24, 2023 record date, or a quorum, represented at the 2023 Meeting either by attendance virtually or by proxy. On April 24, 2023, there were 2,473,129,295 shares of common stock outstanding and entitled to vote, meaning that 1,236,564,648 shares must be represented at the 2023 Meeting or by proxy to have a quorum. A list of stockholders entitled to vote at the close of business on the record date will be available during the 2023 Meeting at

www.virtualshareholdermeeting.com/NVDA2023 and at our headquarters, 2788 San Tomas Expressway, Santa Clara, California, for 10 days prior to the 2023 Meeting to registered stockholders for any legally valid purpose related to the 2023 Meeting. To schedule an appointment to view the stockholder list during the 10 days prior to the 2023 Meeting, please contact us at shareholdermeeting@nvidia.com.
Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the 2023 Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is not a quorum, a majority of the votes present may adjourn the 2023 Meeting to another date.
For Proposal 1, you may vote FOR or AGAINST any nominee to the Board, or you may ABSTAIN from voting. For Proposal 3, you may vote for 1 YEAR, 2 YEARS or 3 YEARS as the preferred frequency of the advisory vote on executive compensation or you may ABSTAIN from voting. For each other matter to be voted on, you may vote FOR or AGAINST or ABSTAIN from voting.
Stockholder of Record
You are a stockholder of record if your shares were registered directly in your name with our transfer agent, Computershare, on April 24, 2023. You can vote shares, change your vote or revoke your proxy before the final vote at the 2023 Meeting in any of the following ways:

	Vote	Change Your Vote	Revoke Your Proxy
Virtually attend and vote at the 2023 Meeting	✓	✓
Via mail, by signing and mailing your proxy card to us before the 2023 Meeting	✓
By telephone or online, by following the instructions provided in the Notice or your proxy materials	✓	✓
Submit another properly completed proxy card with a later date		✓
Send a written notice that you are revoking your proxy to NVIDIA Corporation, 2788 San Tomas Expressway, Santa Clara, California 95051, Attention: Timothy S. Teter, Secretary or via email to shareholdermeeting@nvidia.com			✓
If you do not vote using any of the ways described above, your shares will not be voted.
Street Name Holder
If your shares were held through a nominee, such as a bank or broker, as of April 24, 2023, then you were the beneficial owner of shares held in “street name,” and you have the right to direct the nominee how to vote those shares for the 2023 Meeting. The nominee should provide you a separate Notice or voting instructions, and you should follow those instructions to tell the nominee how to vote. To vote by attending the 2023 Meeting virtually, you must obtain a valid proxy from your nominee.
If you are a beneficial holder and do not provide voting instructions to your nominee, the nominee will not be authorized to vote your shares on “non-routine” matters, including elections of directors (even if not contested), and executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of holding such votes). This is called a “broker non-vote.” However, the nominee can still register your shares as being present at the 2023 Meeting for determining quorum, and the nominee will have discretion to vote for matters considered by the NYSE to be “routine,” including Proposal 4 regarding the ratification of the selection of our independent registered public accounting firm. If you are a beneficial owner and want to ensure that all of the shares you beneficially own are voted in favor or against Proposal 4, you must give your broker or nominee specific instructions to do so or the broker will have discretion to vote on that proposal. In addition, you MUST give your nominee instructions in order for your vote to be counted on Proposals 1, 2 and 3, as these are “non-discretionary” items. We strongly encourage you to vote.

Any NVIDIA stockholder whose shares are held in street name by a member brokerage firm may revoke a proxy and vote his or her shares at the 2023 Meeting only in accordance with applicable rules and procedures of the national stock exchanges, as employed by the street name holder’s brokerage firm.

Vote Count
On each matter to be voted upon, stockholders have one vote for each share of NVIDIA common stock owned as of April 24, 2023. Votes will be counted by the inspector of election as follows:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of thirteen directors	Directors are elected if they receive more FOR votes than AGAINST votes	None	None
2	Advisory approval of our executive compensation	FOR votes from the holders of a majority of shares present, in person or represented by proxy, and entitled to vote on this matter	Against	None
3	Advisory approval of the frequency of holding a vote on our executive compensation	The frequency receiving votes from the holders of a majority of shares present, in person or represented by proxy, and entitled to vote on this matter (1)	Against	None
4	Ratification of the selection of PwC as our independent registered public accounting firm for Fiscal 2024	FOR votes from the holders of a majority of shares present, in person or represented by proxy, and entitled to vote on this matter	Against	N/A (2)
(1) If none of the four choices for this proposal receive an affirmative vote from holders of a majority of the shares present, in person or represented by proxy, and entitled to vote on this matter, the Board will consider the choice that receives the highest number of votes as the choice supported by our stockholders.
(2) Because this is a routine proposal, there are no broker non-votes.
If you are a stockholder of record and you return a signed proxy card without marking any selections, your shares will be voted FOR each of the nominees listed in Proposal 1, for 1 YEAR for Proposal 3, and FOR the other proposals. If any other matter is properly presented at the 2023 Meeting, Jen-Hsun Huang or Timothy S. Teter as your proxyholder will vote your shares using his best judgment.
Vote Results
Preliminary voting results will be announced at the 2023 Meeting. Final voting results will be published in a current report on Form 8-K, which will be filed with the SEC by June 28, 2023.
Proxy Materials
As permitted by SEC rules, we are making our proxy materials available to stockholders online at www.nvidia.com/proxy. On or about May 8, 2023, we sent stockholders who owned our common stock at the close of business on April 24, 2023 (other than those who previously requested electronic or paper delivery) a Notice containing instructions on how to access our proxy materials, vote online or by telephone, and elect to receive future proxy materials electronically or in printed form by mail.
If you choose to receive future proxy materials electronically (via www.proxyvote.com for stockholders of record and www.icsdelivery.com/nvda for street name holders), you will receive an email next year with links to the proxy materials and proxy voting site.
SEC rules also permit companies and intermediaries, such as brokers, to satisfy Notice and proxy material delivery requirements for multiple stockholders with the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. We follow this practice, known as “householding,” unless we have received contrary instructions from any stockholder at that address.
If you received more than one Notice or full set of proxy materials, then your shares are either registered in more than one name or are held in different accounts. Please vote the shares covered by each Notice or proxy card. To modify your instructions so that you receive one Notice or proxy card for each account or name, please contact your broker. Your “householding” election will continue until you are notified otherwise or until you revoke your consent.
To make a change regarding the form in which you receive proxy materials (electronically or in print), or to request receipt of a separate set of documents to a household, contact our Investor Relations Department (through our website at www.nvidia.com, by email to shareholdermeeting@nvidia.com, by phone at (408) 486-2000 or by mail at 2788 San Tomas Expressway, Santa Clara, California 95051).
We will pay the entire cost of soliciting proxies. Our directors and employees may also solicit proxies in person, by telephone, by mail, via the Internet or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. We have also retained MacKenzie Partners on an advisory basis for an approximate fee of $15,000 and they may help us solicit proxies from brokers, bank nominees and other institutional owners. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
2024 Meeting Deadlines for Submission of Stockholder Proposals, Nomination of Directors and Other Business of Stockholders
Proposals to be Considered for Inclusion in Our Proxy Materials Pursuant to Rule 14a-8
Stockholders who wish to present proposals pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in the proxy materials to be distributed by us in connection with our 2024 Meeting must submit their proposals in writing to NVIDIA Corporation, 2788 San Tomas Expressway, Santa Clara, California 95051, Attention: Timothy S. Teter, Secretary or by email to shareholdermeeting@nvidia.com, on or before January 9, 2024.
Director Nominations Under Our Proxy Access Bylaw
A stockholder (or a group of up to 20 stockholders) who has owned at least 3% of the voting power of our outstanding capital stock for at least three continuous years and has complied with the other requirements in our Bylaws may nominate and include in our proxy materials director nominees constituting up to the greater of (a) up to two director candidates or (b) up to 20% of the number of directors in office on the last day that a submission may be delivered. Notice of a proxy access nomination for consideration at our 2024 Meeting must be received following the above instructions not later than the close of business on March 24, 2024, and not earlier than February 23, 2024. In the event that we hold the 2024 Meeting more than 30 days prior to, or delayed by more than 30 days after, the first anniversary of the 2023 Meeting, for written notice by the stockholder to be timely, such notice must be delivered following the above instructions not earlier than the close of business on the 120th day prior to the 2024 Meeting and not later than the close of business on the 90th day prior to the 2024 Meeting or the 10th day following the day on which public announcement of the date of the 2024 Meeting is first made by us, whichever is later.
Other Director Nominations and Proposals
Apart from Rule 14a-8 and the proxy access provision of our Bylaws, under our Bylaws certain procedures must be followed for a stockholder to nominate a director or to introduce an item of business at an annual meeting of stockholders. If you wish to nominate a director or introduce an item of business at the 2024 Meeting that is not included in the proxy materials to be distributed by us in connection with our 2024 Meeting, you must do so in writing following the above instructions not later than the close of business on March 24, 2024, and not earlier than February 23, 2024. In the event that we hold the 2024 Meeting more than 30 days prior to, or delayed by more than 70 days after, the first anniversary of the 2023 Meeting, for written notice by the stockholder to be timely, such notice must be delivered following the above instructions not earlier than the close of business on the 120th day prior to the 2024 Meeting and not later than the close of business on the 90th day prior to the 2024 Meeting or the 10th day following the day on which public announcement of the date of the 2024 Meeting is first made by us, whichever is later.
Additional Requirements and Information
We also advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals, director nominations, and proxy access nominations. We recognize the importance of the ability of our stockholders to nominate directors to our Board. Accordingly, our Board will take into account feedback we receive from our stockholder engagement process regarding the process and disclosure requirements of our Bylaws for nominating directors and other proposals. Our Board will engage with stockholders of various holdings size regarding any proposed amendments to our Bylaws that would require a nominating stockholder to disclose to us (i) such stockholder’s plans to nominate candidates to the board of directors of other public companies, or disclose prior director nominations or proposals that such stockholder privately submitted to other public companies or (ii) information about such stockholder’s limited partners or business associates beyond the existing requirements of our Bylaws.

Proposal 1—Election of Directors

What am I voting on? Electing the 13 director nominees identified below to hold office until the 2024 Meeting and until his or her successor is elected or appointed.
Vote required for approval: Directors are elected if they receive more FOR votes than AGAINST votes.
Effect of abstentions: None.
Effect of broker non-votes: None.

Our Board has 13 members. All of our directors have one-year terms and stand for election annually. Our nominees include 12 independent directors, as defined by the rules and regulations of Nasdaq, and one NVIDIA officer: Mr. Huang, who serves as our President and CEO. Each of the nominees is currently a director of NVIDIA previously elected by our stockholders.
The Board expects the nominees will be available for election. If a nominee declines or is unable to act as a director, your proxy may be voted for any substitute nominee proposed by the Board or the size of the Board may be reduced.
Recommendation of the Board
The Board recommends that you vote FOR the election of each of the following nominees:

Name	Age	Director Since		Occupation	Independent	Financial Expert (1)	Committee Membership	Other Public Company Boards
Robert K. Burgess	65	2011		Independent Consultant	✓	✓	CC
Tench Coxe	65	1993		Former Managing Director, Sutter Hill Ventures	✓		CC	1
John O. Dabiri	43	2020		Centennial Professor of Aeronautics and Mechanical Engineering, California Institute of Technology	✓		CC
Persis S. Drell	67	2015		Provost, Stanford University	✓		NCGC
Jen-Hsun Huang	60	1993		President & CEO, NVIDIA Corporation
Dawn Hudson	65	2013		Former Chief Marketing Officer, National Football League	✓	✓	CC Chairperson	2	(2)
Harvey C. Jones	70	1993		Managing Partner, Square Wave Ventures	✓	✓	CC, NCGC Chairperson (3)
Michael G. McCaffery	69	2015		Chairman of the Board of Directors, Makena Capital Management	✓	✓	AC Chairperson (4)	1
Stephen C. Neal Lead Director (5)	74	2019		Chairman Emeritus & Senior Counsel, Cooley LLP	✓		NCGC Chairperson (3)
Mark L. Perry Lead Director (5)	67	2005		Independent Consultant and Director	✓	✓	AC, NCGC	1
A. Brooke Seawell	75	1997		Venture Partner, New Enterprise Associates	✓	✓	AC Chairperson (4)	1
Aarti Shah	58	2020		Former Senior Vice President & Chief Information and Digital Officer, Eli Lilly and Company	✓		AC
Mark A. Stevens	63	2008	(6)	Managing Partner, S-Cubed Capital	✓		AC, NCGC
(1) For purposes of qualifying as an AC financial expert
(2) Ms. Hudson is not seeking re-election to Modern Times Group MTG AB’s board of directors effective as of MTG’s 2023 annual general meeting
(3) Mr. Jones will serve as NCGC Chairperson until our 2023 Meeting, at which time Mr. Neal will take over as NCGC Chairperson
(4) Mr. McCaffery will serve as AC Chairperson until our 2023 Meeting, at which time Mr. Seawell will take over as AC Chairperson
(5) Mr. Perry will serve as Lead Director until our 2023 Meeting, at which time Mr. Neal will take over as Lead Director
(6) Previously served as a member of our Board from 1993 until 2006

Director Qualifications and Nomination of Directors
The NCGC identifies, reviews and assesses the qualifications of existing and potential directors and selects nominees for recommendation to the Board for approval. In accordance with our Corporate Governance Policies and the NCGC Charter, the NCGC is committed to Board diversity and shall consider a nominee’s background and experience to ensure that a broad range of perspectives is represented on the Board. The NCGC may conduct appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates and may engage a professional search firm to identify and assist the committee in identifying, evaluating, and conducting due diligence on potential director nominees. The NCGC has not established specific age, gender, education, experience, or skill requirements for potential members, and instead considers numerous factors regarding the nominee taking into account our current and future business models, including the following:

•Integrity and candor
•Independence
•Senior leadership and operational experience
•Professional, technical and industry knowledge
•Financial expertise
•Financial community experience (including as an investor in other companies)
•Marketing, communications and brand management background
•Governance and public company board experience
•Experience with emerging technologies and new business models
•Regulatory, legal and risk management expertise, including in cybersecurity matters

•Diversity, including race, ethnicity, sexuality, gender or membership in another underrepresented community
•Human capital management experience
•Experience in academia
•Willingness and ability to devote substantial time and effort to Board responsibilities and Company oversight
•Ability to represent the interests of the stockholders as a whole rather than special interest groups or constituencies
•All relationships between the proposed nominee and any of our stockholders, competitors, customers, suppliers or other persons with a relationship to NVIDIA
•For nominees for re-election, overall service to NVIDIA, including past attendance, participation and contributions to the activities of the Board and its committees

The NCGC and the Board understand the importance of Board refreshment, and strive to maintain an appropriate balance of tenure, diversity, professional experience and backgrounds, skills, and education on the Board. While the Board benefits from the experience and institutional knowledge that our longer-serving directors bring, it has also brought in new perspectives and ideas through the appointment of two new directors since 2020. The Board also regularly rotates membership on and who is appointed as chairperson of its committees to help promote a diversity of viewpoints on the Board committees. Our longer-tenured directors are familiar with our operations and business areas and have the perspective of overseeing our activities from a variety of economic and competitive environments. Our newer directors have brought expertise in brand development and cybersecurity and familiarity with technology developments at leading academic institutions that are important to supporting NVIDIA as it enters new markets. Each year, the NCGC and Board review each director’s individual performance, including the director’s past contributions, outside experiences and activities, and committee participation, and determine how his or her experience and skills continue to add value to NVIDIA and the Board.
The Board and the NCGC have identified and continue to seek highly qualified women and individuals from underrepresented groups to include in the initial pool of potential director nominees. The Board’s commitment to achieving a diverse and inclusive membership is demonstrated by our director nominees. Three of our directors are women and three are ethnically and/or racially diverse. Our two newest members enhance the Board’s gender, ethnic and/or racial diversity. We expect Board diversity to increase before our 2024 Meeting.

Below are the skills, competencies and attributes that our Board considers important for our directors to have considering our current business and future market opportunities:

Senior Leadership & Operations Experience	Directors with senior leadership and operations experience provide experienced oversight of our business, and unique experiences and perspectives. They are uniquely positioned to contribute practical insight into business strategy and operations, driving growth, building and strengthening corporate culture and supporting the achievement of strategic priorities and objectives.
Industry & Technical	Directors with industry experience and technical backgrounds facilitate within the Board a deeper understanding of innovations and a technical assessment of our products and services.
Financial/Financial Community	Experience in financial matters and the financial community assists our Board with review of our operations and finances, including overseeing our financial statements, capital structure and internal controls. Those with a venture capital background also offer valuable stockholder perspectives.
Governance & Public Company Board	Directors with experience in corporate governance, such as service on boards and board committees, or as executives of other large, public companies, are familiar with the dynamics and operation of a board of directors and the impact that governance policies have on a company. This experience supports our goals of strong Board and management accountability, transparency, and protection of stockholder interests. Public company board experience also helps our directors identify challenges and risks we face as a public company, including oversight of strategic, operational, compliance-related matters and stockholder relations.
Emerging Technologies & Business Models	Experience in emerging technologies and business models is integral to our growth strategies given our unique business model and provides important insights as our business expands into new areas.
Marketing, Communications & Brand Management	Directors with experience in marketing, communications and brand management offer guidance on our products directly marketed to consumers, important perspectives on expanding our market share and communicating with our customers and other stakeholders.
Regulatory, Legal & Risk Management	Our business requires compliance with a variety of regulatory requirements in different jurisdictions. We face new regulatory matters and regulations as our business grows. We are also subject to multiple lawsuits. Directors with experience in governmental, public policy, legal and risk management areas, including cybersecurity, help provide valuable insights and oversight for our Company.
Human Capital Management Experience	Our people are critical to our success. Directors with experience in organizational management, talent development, and developing values and culture in a large global workforce provide key insights. Human capital management experience also assists our Board in overseeing executive and employee compensation, development, and engagement.
Diversity	Directors with diverse backgrounds, experiences, and perspectives improves the dialogue and decision-making in the board room and contributes to overall Board effectiveness. In the director biographies below, this icon indicates gender or ethnic diversity.

Our Board believes that having a diverse mix of directors with complementary qualifications, expertise and attributes is essential to meeting its oversight responsibility. The table below reflects certain diversity information based on self-identification by each director.
Board Diversity Matrix (as of May 8, 2023)

	Gender Identity				Demographic Background
	Male	Female	Non-Binary	Did not disclose	African American or Black	Hispanic or Latinx	Asian	Native American or Alaskan Native	Native Hawaiian or Other Pacific Islander	White	Two or more races or ethnicities	LGBTQ+	Did not disclose

Burgess	✓									✓
Coxe	✓									✓
Dabiri	✓				✓
Drell		✓								✓
Huang	✓						✓
Hudson		✓								✓
Jones	✓									✓
McCaffery	✓									✓
Neal	✓									✓
Perry	✓									✓
Seawell	✓									✓
Shah		✓					✓
Stevens	✓									✓
The NCGC evaluates candidates proposed by stockholders using the same criteria as it uses for other candidates. Stockholders seeking to recommend a prospective nominee should follow the instructions under Stockholder Communications with the Board of Directors below. Stockholder submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Proxy Access
In addition, our Board voluntarily adopted proxy access. As a result, we will include in our proxy statement information regarding the greater of (a) up to two director candidates or (b) up to 20% of the number of directors in office on the last day that a submission may be delivered, if nominated by a stockholder (or group of up to 20 stockholders) owning at least 3% of the voting power of our outstanding capital stock for at least three continuous years. The stockholder(s) must provide timely written notice of such nomination and the stockholder(s) and nominee must satisfy the other requirements specified in our Bylaws. This summary of our proxy access rules is not intended to be complete and is subject to limitations set forth in our Bylaws and Corporate Governance Policies, both of which are available on the Investor Relations section of our website at www.nvidia.com. Stockholders are advised to review these documents, which contain the requirements for director nominations. The NCGC did not receive any stockholder nominations during Fiscal 2023.

Our Director Nominees
The biographies below include information, as of the date of this proxy statement, regarding the particular experience, qualifications, attributes or skills of each director, relative to the skills matrix above, that led the NCGC and Board to believe that he or she should continue to serve on the Board.

ROBERT K. BURGESS
Robert K. Burgess has served as an independent investor and board member to technology companies since 2005. He was chief executive officer from 1996 to 2005 of Macromedia, Inc., a provider of internet and multimedia software, which was acquired by Adobe Systems Incorporated; he also served from 1996 to 2005 on its board of directors, as chairman of its board of directors from 1998 to 2005 and as executive chairman for his final year. Previously, he held key executive positions from 1984 to 1991 at Silicon Graphics, Inc. (SGI), a graphics and computing company; from 1991 to 1995, served as chief executive officer and a board member of Alias Research, Inc., a publicly traded 3D software company, until its acquisition by SGI; and resumed executive positions at SGI during 1996. Mr. Burgess was a director of IMRIS Inc., a provider of image guided therapy solutions, from 2010 to 2013, of Adobe from 2005 to 2019, and of Rogers Communications Inc., a communications and media company, from 2016 to 2019. He holds a BCom degree from McMaster University.
Mr. Burgess brings to the Board senior management and operating experience and expertise in the areas of financial and risk management. He has been in the computer graphics industry since 1984. He has a broad understanding of the roles and responsibilities of a corporate board and provides valuable insight on a range of issues in the technology industry.

Independent Consultant
Age: 65
Director Since: 2011
Committees: CC
Independent Director
Financial Expert
Other Current Public Company Boards: None
Senior Leadership & Operations Experience
Financial/Financial Community
Governance & Public Company Board
Emerging Technologies & Business Models
Human Capital Management Experience

TENCH COXE
Tench Coxe was a managing director of Sutter Hill Ventures, a venture capital investment firm, from 1989 to 2020, where he focused on investments in the IT sector. Prior to joining Sutter Hill Ventures in 1987, he was director of marketing and MIS at Digital Communication Associates. He serves on the board of directors of Artisan Partners Asset Management Inc., an institutional money management firm. He was a director of Mattersight Corp., a customer loyalty software firm, from 2000 to 2018. Mr. Coxe holds a BA degree in Economics from Dartmouth College and an MBA degree from Harvard Business School.
Mr. Coxe brings to the Board expertise in financial and transactional analysis and provides valuable perspectives on corporate strategy and emerging technology trends. His significant financial community experience gives the Board an understanding of the methods by which companies can increase value for their stockholders.

Former Managing Director, Sutter Hill Ventures
Age: 65
Director Since: 1993
Committees: CC
Independent Director
Other Current Public Company Boards: •Artisan Partners Asset Management Inc. (since 1995)
Financial/Financial Community
Governance & Public Company Board
Emerging Technologies & Business Models
Human Capital Management Experience

JOHN O. DABIRI
John O. Dabiri is the Centennial Professor of Aeronautics and Mechanical Engineering at the California Institute of Technology. He is the recipient of a MacArthur Foundation "Genius Grant," the National Science Foundation Alan T. Waterman Award, and the Presidential Early Career Award for Scientists and Engineers. He heads the Dabiri Lab, which conducts research at the intersections of fluid mechanics, energy and environment, and biology. From 2015 to 2019, he served as a Professor of Civil and Environmental Engineering and of Mechanical Engineering at Stanford University, where he was recognized with the Eugene L. Grant Award for Excellence in Teaching. From 2005 to 2015, he was a Professor of Aeronautics and Bioengineering at the California Institute of Technology, during which time he also served as Director of the Center for Bioinspired Wind Energy, Chair of the Faculty, and Dean of Students. Dr. Dabiri is a Fellow of the American Physical Society, where he previously served as Chair of the Division of Fluid Dynamics. He serves on President Biden's Council of Advisors on Science and Technology (PCAST) and Energy Secretary Granholm's Energy Advisory Board (SEAB). He also serves on the Board of Trustees of the Gordon and Betty Moore Foundation and previously served as a member of the National Academies’ Committee on Science, Technology, and Law. Dr. Dabiri holds a PhD degree in Bioengineering and an MS degree in Aeronautics from the California Institute of Technology, and a BSE degree summa cum laude in Mechanical and Aerospace Engineering from Princeton University.
Dr. Dabiri brings to the Board a versatile research background and cutting-edge expertise in various engineering fields, along with a proven record of successful innovation.

Centennial Professor of Aeronautics and Mechanical Engineering, California Institute of Technology
Age: 43
Director Since: 2020
Committees: CC
Independent Director
Other Current Public Company Boards: None
Industry & Technical
Emerging Technologies & Business Models
Diversity

PERSIS S. DRELL
Persis S. Drell has been the Provost of Stanford University since 2017. A Professor of Materials Science and Engineering and Professor of Physics, Dr. Drell has been on the faculty at Stanford since 2002, and was the Dean of the Stanford School of Engineering from 2014 to 2017. She also served as the Director of SLAC from 2007 to 2012. Dr. Drell is a member of the National Academy of Sciences and the American Academy of Arts and Sciences, and is a fellow of the American Physical Society and a fellow of the American Association for the Advancement of Science. She has been the recipient of a Guggenheim Fellowship and a National Science Foundation Presidential Young Investigator Award. Dr. Drell holds a PhD from the University of California, Berkeley and an AB degree in Mathematics and Physics from Wellesley College.
An accomplished researcher and educator, Dr. Drell brings to the Board expert leadership in guiding innovation in science and technology.

Provost, Stanford University
Age: 67
Director Since: 2015
Committees: NCGC
Independent Director
Other Current Public Company Boards: None
Senior Leadership & Operations Experience
Industry & Technical
Governance & Public Company Board
Emerging Technologies & Business Models
Human Capital Management Experience
Diversity

JEN-HSUN HUANG
Jen-Hsun Huang founded NVIDIA in 1993 and has served since its inception as president, chief executive officer, and a member of the board of directors. Mr. Huang is a recipient of the Semiconductor Industry Association’s highest honor, the Robert N. Noyce Award; IEEE Founder’s Medal; the Dr. Morris Chang Exemplary Leadership Award; and honorary doctorate degrees from Taiwan’s National Chiao Tung University, National Taiwan University, and Oregon State University. He was included in TIME magazine’s 2021 list of the world’s 100 most influential people. In 2019, Harvard Business Review ranked him No. 1 on its list of the world’s 100 best-performing CEOs over the lifetime of their tenure. In 2017, he was named Fortune’s Businessperson of the Year. Prior to founding NVIDIA, Huang worked at LSI Logic and Advanced Micro Devices. Mr. Huang holds a BSEE degree from Oregon State University and an MSEE degree from Stanford University.
Mr. Huang is one of the technology industry’s most respected executives, having taken NVIDIA from a startup to a world leader in accelerated computing. Under his guidance, NVIDIA has compiled a record of consistent innovation and sharp execution, marked by products that have gained strong market share.

President and Chief Executive Officer, NVIDIA Corporation
Age: 60
Director Since: 1993
Committees: None
Other Current Public Company Boards: None
Senior Leadership & Operations Experience
Industry & Technical
Financial/Financial Community
Governance & Public Company Board
Emerging Technologies & Business Models
Marketing, Communications & Brand Management
Regulatory, Legal & Risk Management
Human Capital Management Experience
Diversity

DAWN HUDSON
Dawn Hudson serves on the boards of various companies. From 2014 to 2018, Ms. Hudson served as Chief Marketing Officer for the National Football League. Previously, she served from 2009 to 2014 as vice chairman of The Parthenon Group, an advisory firm focused on strategy consulting. She was president and chief executive officer of Pepsi-Cola North America, the beverage division of PepsiCo, Inc. for the U.S. and Canada, from 2005 to 2007 and president from 2002, and simultaneously served as chief executive officer of the foodservice division of PepsiCo, Inc. from 2005 to 2007. Previously, she spent 13 years in marketing, advertising and branding strategy, holding leadership positions at major agencies, such as D’Arcy Masius Benton & Bowles and Omnicom Group Inc. Ms. Hudson currently serves on the board of directors of The Interpublic Group of Companies, Inc., an advertising holding company; Modern Times Group MTG AB, a gaming company (1); and a private skincare company. She was a director of P.F. Chang’s China Bistro, Inc., a restaurant chain, from 2010 to 2012; of Allergan, Inc., a biopharmaceutical company, from 2008 to 2014; of Lowes Companies, Inc., a home improvement retailer, from 2001 to 2015; and of Amplify Snack Brands, Inc., a snack food company, from 2014 to 2018. She holds a BA degree in English from Dartmouth College.
Ms. Hudson brings to the board experience in executive leadership. As a longtime marketing executive, she has valuable expertise and insights in leveraging brands, brand development and consumer behavior. She also has considerable corporate governance experience, gained from more than a decade of serving on the boards of public companies.

(1) Ms. Hudson is not seeking re-election to Modern Times Group MTG AB’s board of directors effective as of MTG’s 2023 annual general meeting

Former Chief Marketing Officer, National Football League
Age: 65
Director Since: 2013
Current Committees: CC
Independent Director
Financial Expert
Other Current Public Company Boards: •The Interpublic Group of Companies, Inc. (since 2011) •Modern Times Group MTG AB (since 2020) (1)
Senior Leadership & Operations Experience
Financial/Financial Community
Governance & Public Company Board
Marketing, Communications & Brand Management
Human Capital Management Experience
Diversity

HARVEY C. JONES
Harvey C. Jones has been the managing partner of Square Wave Ventures, a private investment firm, since 2004. Mr. Jones has been an entrepreneur, high technology executive and active venture investor for over 30 years. In 1981, he co-founded Daisy Systems Corp., a computer-aided engineering company, ultimately serving as its president and chief executive officer until 1987. Between 1987 and 1998, he led Synopsys, Inc., a major electronic design automation company, serving as its chief executive officer for seven years and then as executive chairman. In 1997, Mr. Jones co-founded Tensilica Inc., a privately held technology IP company that developed and licensed high performance embedded processing cores. He served as chairman of the Tensilica board of directors from inception through its 2013 acquisition by Cadence Design Systems, Inc. He was a director of Tintri Inc., a company that built data storage solutions for virtual and cloud environments, from 2014 to 2018. Mr. Jones holds a BS degree in Mathematics and Computer Sciences from Georgetown University and an MS degree in Management from Massachusetts Institute of Technology.
Mr. Jones brings to the board an executive management background, an understanding of semiconductor technologies and complex system design. He provides valuable insight into innovation strategies, research and development efforts, as well as management and development of our technical employees. His significant financial community experience gives the Board an understanding of the methods by which companies can increase value for their stockholders.

Managing Partner, Square Wave Ventures
Age: 70
Director Since: 1993
Current Committees: CC, NCGC
Independent Director
Financial Expert
Other Current Public Company Boards: None
Senior Leadership & Operations Experience
Industry & Technical
Financial/Financial Community
Governance & Public Company Board
Emerging Technologies & Business Models
Marketing, Communications & Brand Management
Human Capital Management Experience

MICHAEL G. McCAFFERY
Michael G. McCaffery is the Chairman of the Board of Directors of Makena Capital Management, LLC, an investment management firm. From 2013 to 2023, he was the Managing Director of Makena Capital Management. From 2005 to 2013, he was the Chief Executive Officer of Makena Capital Management. From 2000 to 2006, he was the President and Chief Executive Officer of the Stanford Management Company, the university subsidiary charged with managing Stanford University’s financial and real estate investments. Prior to Stanford Management Company, Mr. McCaffery was President and Chief Executive Officer of Robertson Stephens and Company, a San Francisco-based investment bank and investment management firm, from 1993 to 1999, and also served as Chairman in 2000. Mr. McCaffery is currently a director of C3.ai, Inc., an AI software provider, and also serves on the boards of directors, or on the advisory boards, of several privately held companies and non-profits. He was a director of KB Home, a homebuilding company, from 2003 until 2015. He holds a BA degree from the Woodrow Wilson School of Public and International Affairs at Princeton University, a BA Honours degree and an MA degree in Politics, Philosophy and Economics from Merton College, Oxford University, Oxford, England, and an MBA degree from the Stanford Graduate School of Business.
Mr. McCaffery brings to the Board a broad array of business, investment and real estate experience and recognized expertise in financial matters, as well as a demonstrated commitment to good corporate governance.

Chairman of the Board of Directors, Makena Capital Management
Age: 69
Director Since: 2015
Committees: AC
Independent Director
Financial Expert
Other Current Public Company Boards: •C3.ai, Inc. (since 2009)
Senior Leadership & Operations Experience
Financial/Financial Community
Governance & Public Company Board
Human Capital Management Experience

STEPHEN C. NEAL
Stephen C. Neal serves as Chairman Emeritus and Senior Counsel of the law firm Cooley LLP, where he was also Chief Executive Officer from 2001 until 2008. In addition to his extensive experience as a trial lawyer on a broad range of corporate issues, Mr. Neal has represented and advised numerous boards of directors, special committees of boards and individual directors on corporate governance and other legal matters. Prior to joining Cooley in 1995, Mr. Neal was a partner of the law firm Kirkland & Ellis LLP. Mr. Neal served on the board of directors of Levi Strauss & Co. from 2007 to 2021, and served as chairperson from 2011 to 2021. Mr. Neal holds an AB degree from Harvard University and a JD degree from Stanford Law School.
Mr. Neal brings to the Board deep knowledge and broad experience in corporate governance as well as his perspectives drawn from advising many companies throughout his career.

Chairman Emeritus and Senior Counsel, Cooley LLP
Age: 74
Director Since: 2019
Committees: NCGC
Lead Director (As of 2023 Meeting)
Independent Director
Other Current Public Company Boards: None
Senior Leadership & Operations Experience
Governance & Public Company Board
Marketing, Communications & Brand Management
Regulatory, Legal & Risk Management
Human Capital Management Experience

MARK L. PERRY
Mark L. Perry serves on the boards of, and consults for, various companies and non-profit organizations. From 2012 to 2015, Mr. Perry served as an Entrepreneur-in-Residence at Third Rock Ventures, a venture capital firm. He served from 2007 to 2011 as president and chief executive officer of Aerovance, Inc., a biopharmaceutical company. He was an executive officer from 1994 to 2004 at Gilead Sciences, Inc., a biopharmaceutical company, serving in a variety of capacities, including general counsel, chief financial officer, and executive vice president of operations, responsible for worldwide sales and marketing, legal, manufacturing and facilities; he was also its senior business advisor until 2007. From 1981 to 1994, Mr. Perry was with the law firm Cooley LLP, where he was a partner for seven years. He served on the board of MyoKardia, Inc. from 2012 to 2020 and on the board of Global Blood Therapeutics, Inc. from 2015 to 2022. Mr. Perry holds a BA degree in History from the University of California, Berkeley, and a JD degree from the University of California, Davis.
Mr. Perry brings to the Board operating and finance experience gained in a large corporate setting. He has varied experience in legal affairs and corporate governance, and a deep understanding of the roles and responsibilities of a corporate board.

Independent Consultant and Director
Age: 67
Director Since: 2005
Committees: AC, NCGC
Lead Director (Until 2023 Meeting)
Financial Expert
Other Current Public Company Boards: None
Senior Leadership & Operations Experience
Financial/Financial Community
Governance & Public Company Board
Regulatory, Legal & Risk Management
Human Capital Management Experience

A. BROOKE SEAWELL
A. Brooke Seawell has served since 2005 as a venture partner at New Enterprise Associates, and was a partner from 2000 to 2005 at Technology Crossover Ventures. He was executive vice president from 1997 to 1998 at NetDynamics, Inc., an application server software company, which was acquired by Sun Microsystems, Inc. He was senior vice president and chief financial officer from 1991 to 1997 of Synopsys, Inc., an electronic design automation software company. He serves on the board of directors of Tenable Holdings, Inc., a cybersecurity company, and several privately held companies. Mr. Seawell served on the board of directors of Glu Mobile, Inc., a publisher of mobile games, from 2006 to 2014, of Informatica Corp., a data integration software company, from 1997 to 2015, of Tableau Software, Inc., a business intelligence software company, from 2011 to 2019, and of Eargo, Inc., a medical device company, from 2020 to 2022. He also previously served as a member of the Stanford University Athletic Board and on the Management Board of the Stanford Graduate School of Business. Mr. Seawell holds a BA degree in Economics and an MBA degree in Finance from Stanford University.
Mr. Seawell brings to the Board operational expertise and senior management experience, including knowledge of the complex issues facing public companies, and a deep understanding of accounting principles and financial reporting. His significant financial community experience gives the Board an understanding of the methods by which companies can increase value for their stockholders.

Venture Partner, New Enterprise Associates
Age: 75
Director Since: 1997
Committees: AC
Independent Director
Financial Expert
Other Current Public Company Boards: •Tenable Holdings, Inc. (since 2017)
Senior Leadership & Operations Experience
Financial/Financial Community
Governance & Public Company Board
Emerging Technologies & Business Models
Human Capital Management Experience

AARTI SHAH
Aarti Shah serves on the boards of various companies and non-profit organizations. Dr. Shah worked at Eli Lilly and Company for 27.5 years and served in several functional and business leadership roles, most recently as senior vice president and chief information and digital officer, as well as senior statistician, research scientist, vice president for biometrics, and global brand development leader in Lilly’s Bio-Medicines business unit. Dr. Shah has served on the board of trustees of Northwestern Mutual since 2020. She also serves on several nonprofit boards, including the Indiana India Business Council and Shrimad Rajchandra Love & Care USA. She served on the Indianapolis Public Library Foundation board for the full term of 9 years and on the Center for Interfaith Cooperation for the full term of 4 years. Dr. Shah received her bachelor’s and master’s degrees in statistics and mathematics in India before completing her PhD in applied statistics from the University of California, Riverside.
Dr. Shah brings to the Board executive leadership and senior operating experience. Additionally she brings expertise in drug development and technical expertise in the areas of information technology, cybersecurity, advanced analytics, data sciences and digital health.

Former Senior Vice President & Chief Information and Digital Officer, Eli Lilly and Company
Age: 58
Director Since: 2020
Committees: AC
Independent Director
Other Current Public Company Boards: None
Senior Leadership & Operations Experience
Industry & Technical
Governance & Public Company Board
Emerging Technologies & Business Models
Marketing, Communications & Brand Management
Regulatory, Legal & Risk Management
Human Capital Management Experience
Diversity

MARK A. STEVENS
Mark A. Stevens has been the managing partner of S-Cubed Capital, a private family office investment firm, since 2012. He was a managing partner from 1993 to 2011 of Sequoia Capital, a venture capital investment firm, where he had been an associate for the preceding four years. Previously, he held technical sales and marketing positions at Intel Corporation, and was a member of the technical staff at Hughes Aircraft Co. Mr. Stevens is a Trustee of the University of Southern California. He was a director of Quantenna Communications, Inc., a provider of Wi-Fi solutions, from 2016 until 2019. Mr. Stevens holds a BSEE degree, a BA degree in Economics and an MS degree in Computer Engineering from the University of Southern California and an MBA degree from Harvard Business School.
Mr. Stevens brings to the Board a deep understanding of the technology industry, and the drivers of structural change and high-growth opportunities. He provides valuable insight regarding corporate strategy development and the analysis of acquisitions and divestitures. His significant financial community experience gives the Board an understanding of the methods by which companies can increase value for their stockholders.

Managing Partner, S-Cubed Capital
Age: 63
Director Since: 2008 (previously served 1993-2006)
Committees: AC, NCGC
Independent Director
Other Current Public Company Boards: None
Industry & Technical
Financial/Financial Community
Governance & Public Company Board
Emerging Technologies & Business Models

Information About the Board of Directors and Corporate Governance
Independence of the Members of the Board of Directors
Nasdaq rules and our Corporate Governance Policies (as further described below) require that a majority of our directors not have a relationship that would interfere with their exercise of independent judgment in carrying out their responsibilities and that they meet any other qualification requirements required by the SEC and Nasdaq.
Dr. Drell has served as Provost of Stanford University since 2017. NVIDIA has entered into transactions, relationships or arrangements during the past three fiscal years with Stanford University for the support of research and activities related to NVIDIA’s industry and line of business. The amount that NVIDIA paid in each of the last three fiscal years to Stanford University, and the amount received in each of those years by NVIDIA from Stanford University, did not, in any of those years, exceed the greater of $200,000 or 1% of either entity’s consolidated gross revenues.
After considering the above arrangements, and all other relevant relationships and transactions, our Board determined that, except for Mr. Huang, all of our directors are “independent” as defined by Nasdaq’s rules and regulations. The Board also determined that all members of our AC, CC and NCGC are independent under applicable Nasdaq listing standards, and that each of Messrs. McCaffery, Perry and Seawell of the AC are “audit committee financial experts” as defined under applicable SEC rules.
Board Leadership Structure
Our Board ensures that each member has an equal voice in the affairs and the management of NVIDIA by having an independent Lead Director, rather than a chairperson, which the Board believes best serves our stockholders. Our Lead Director is an integral part of our Board structure and critical to our effective corporate governance. The independent directors consider the role and designation of the person to serve as Lead Director on an annual basis. The Board recognizes that different board leadership structures may be appropriate under different circumstances and its annual review includes consideration of whether having a Lead Director continues to best meet NVIDIA’s evolving needs and serves in the best interest of its stockholders.
Our Board believes its current leadership structure is appropriate because the active involvement of each of our independent directors, combined with the qualifications, significant responsibilities and strong oversight by our Lead Director, provide balance on the Board and promote independent oversight of our management and affairs. Our Board also believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and our independent directors and it provides the right foundation to pursue the Company’s strategic and operational objectives, particularly in light of the evolution of our business and operating environment. Our CEO has primary responsibility for the operational leadership and strategic direction of the Company, and the Lead Director facilitates our Board’s independent oversight of management, promotes communication between management and our Board, and supports our Board’s consideration of key governance matters. This arrangement promotes open dialogue among the Board, including discussions of the independent directors during quarterly executive sessions without the presence of our CEO, which are led by our Lead Director. We believe that our current structure best serves stockholders, without the need to appoint a person to serve as chairperson of the Board.

Under our corporate governance policies, the Board may select a chairperson in its discretion, but, if it does not, a Lead Director shall be designated annually by a majority of the independent directors and identified in the Company’s proxy statement. These policies help to ensure a robust independent leadership structure on our Board.
While the Board has the discretion to consider other leadership structures, including having the Lead Director (or chairperson, if any) and CEO roles filled by a single individual, it would only consider a change if it best aligned with the interests of our stockholders, management, and the Board, and it complied with applicable laws and regulations. If in the future our CEO were to take a leadership position on the Board, such as chairperson, we expect that the Board would continue to appoint an independent Lead Director to maintain a balanced and strong leadership structure and otherwise represent the Board independently from the Company’s management team. Any changes to the Board’s leadership structure would take into account stockholder views, including through our ongoing stockholder outreach, and would be communicated to stockholders on our Investor Relations website and in our proxy statement.
Contingent upon re-election to the Board, as of the 2023 Meeting, Mr. Neal will be appointed as our Lead Director and also take over as NCGC Chairperson, the latter of which will afford him increased engagement with Board governance and risk assessment and with management of the Company, as well as input on the design and composition of the Board. Our Lead Director may provide input on the design of the Board as requested by the NCGC. In his role as NCGC Chairperson, we expect our Lead Director to lead discussions, provide input and oversee the design of the Board itself.

Mr. Neal has served as a director since 2019 and currently serves as a member of the NCGC. Mr. Neal has extensive experience as a trial lawyer and has advised numerous companies, boards of directors and individuals on corporate governance and legal matters. He has also helped clients manage internal and government investigations. Mr. Neal also has executive experience from his time serving as Cooley LLP’s CEO, and board experience from serving on the Levi Strauss & Co. board of directors. The Board believes Mr. Neal’s experience, breadth of knowledge and contributions to the

Board position him well to provide strong leadership and oversight of ongoing Board matters and to contribute valuable insight with respect to the Company’s business. The Board believes that Mr. Neal is highly qualified to assist the Board in overseeing the identification, assessment and management of the Company’s exposure to various risks as a result of his extensive risk management, legal and executive experience. The Board believes that Mr. Neal will be able to provide leadership and help guide the Board’s independent oversight of the Company’s risk exposures through his role as Lead Director. Further information on the Board’s oversight of risk management is detailed below under Role of the Board in Risk Oversight.

Our Lead Director has significant responsibilities, which are set forth in our Corporate Governance Policies, and include the duties listed below.

Duties of Our Lead Director
✓
Determining an appropriate schedule of Board meetings and seeking to ensure that the independent members of the Board can perform their duties responsibly while not interfering with the flow of our operations

✓	Working with the CEO, and seeking input from other directors and relevant management, as to the preparation of the agendas for Board meetings
✓
Advising the CEO on a regular basis as to the quality, quantity and timeliness of the flow of information requested by the Board from our management with the goal of providing what is necessary for the independent members of the Board to effectively and responsibly perform their duties, and, although our management is responsible for the preparation of materials for the Board, the Lead Director may specifically request the inclusion of certain material

✓	Coordinating, developing the agenda for, and moderating executive sessions of the independent members of the Board and acting as principal liaison between them and the CEO on sensitive issues
✓	Presiding over Board meetings when the CEO is not present
✓	Convening meetings of the independent directors as necessary or appropriate
✓	Being available to engage with stockholders, as necessary or appropriate
✓	Performing such other duties as the Board may determine from time to time
Our Lead Director may require Board consideration of risk matters, including adding them to board agendas or as topics for executive sessions of the independent members of the Board. As discussed further below, the Board maintains oversight of strategic risks for the Company and works with the CEO to address risk management matters.
In addition, our Lead Director may represent the Board in communications with stockholders and other stakeholders. The Lead Director makes themself available for consultation with major stockholders pursuant to our Corporate Governance Policies. For the past five years that Mr. Perry served as Lead Director, he participated in our annual stockholder outreach meetings. We expect Mr. Neal to continue this participation.
Committees of the Board of Directors
The Board has three committees: an AC, a CC and a NCGC. Each of these committees operates under a written charter, which may be viewed under Governance in the Investor Relations section of our website at www.nvidia.com.
Committee assignments are determined based on background and the expertise which individual directors can bring to a committee. Our Board believes regular committee rotations are a good corporate governance practice which introduces diverse perspectives and ideas, more fully informs its members regarding the full scope of the Board and our activities, and benefits each committee and the Board as a whole. The composition and functions of our committees are set forth below.

AC
Members as of our 2022 Meeting	Members as of our 2023 Meeting
•Michael G. McCaffery (Chairperson) •A. Brooke Seawell •Mark L. Perry •Aarti Shah •Mark A. Stevens	•A. Brooke Seawell (Chairperson) •Michael G. McCaffery •Mark L. Perry •Aarti Shah •Mark A. Stevens

In Fiscal 2023, the AC met five times. Selected highlights from its agenda topics included: supply chain operations, capitalization review and strategy, COVID-19 and return to work, tax, treasury, internal audit and information security reviews.

Committee Role and Responsibilities

•Oversees our corporate accounting and financial reporting process;
•Oversees our internal audit function;
•Determines and approves the engagement, retention and termination of the independent registered public accounting firm;
•Evaluates the performance of and assesses the qualifications of our independent registered public accounting firm;
•Reviews and approves the retention of the independent registered public accounting firm for permissible audit and non-audit services;
•Confers with management and our independent registered public accounting firm regarding the results of the annual audit, our quarterly financial statements and results, and the effectiveness of internal control over financial reporting, including those regarding information security;
•Reviews the financial statements to be included in our quarterly reports on Form 10-Q and annual report on Form 10-K;
•Reviews earnings press releases and the substance of financial information and outlook provided to investors and analysts on earnings calls;
•Adopts and maintains policies regarding preapproval of employment of individuals employed or formerly employed by auditors and engaged on our account;
•Prepares the report required to be included by SEC rules in our annual proxy statement or Form 10-K;
•Establishes procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•Oversees risks related to financial reporting and exposures, internal audit functions, regulatory and accounting policies; and
•Reviews and reports on the adequacy and effectiveness of the Company’s information security policies and practices and the internal controls regarding information security risks

CC
Members as of our 2022 Meeting (no changes being made)
•Dawn Hudson (Chairperson) •Robert K. Burgess •Tench Coxe •John O. Dabiri •Harvey C. Jones

In Fiscal 2023, the CC met five times. Selected highlights from its agenda topics included: regulatory updates related to compensation and trading plans, executive and employee compensation practices, review of benefits and well-being programs, human capital management and employee demographics, review of pay equity, employee retention, and the Company’s share usage and strategy.

Committee Role and Responsibilities

•Reviews and approves our overall compensation strategy and policies;
•Reviews and recommends to the Board the compensation of our Board members;
•Reviews and approves the compensation and other terms of employment of Mr. Huang and other executive officers;
•Reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;
•Reviews and approves the disclosure contained in CD&A and for inclusion in the proxy statement and Form 10-K;
•Administers our stock purchase plans, variable compensation plans and other similar programs;
•Oversees our human capital management practices including policies related to diversity, inclusion and belonging;
•Assesses and monitors whether our compensation policies and programs have the potential to encourage excessive risk-taking; and
•Oversees risks related to compensation plans, programs and policies, and human capital management

NCGC
Members as of our 2022 Meeting	Members as of our 2023 Meeting
•Harvey C. Jones (Chairperson) •Stephen C. Neal •Persis S. Drell •Mark L. Perry •Mark A. Stevens	•Stephen C. Neal (Chairperson) •Harvey C. Jones •Persis S. Drell •Mark L. Perry •Mark A. Stevens

In Fiscal 2023, the NCGC met three times. Selected highlights from its agenda topics included: consideration of Board recruiting matters, and current Board member backgrounds and skills; the Company’s CR efforts, particularly those related to climate change, corporate responsibility and our diversity and inclusion initiatives; and addressing stockholder concerns.

Committee Role and Responsibilities

•Identifies, reviews and evaluates candidates to serve as directors;
•Recommends candidates for election to our Board;
•Makes recommendations to the Board regarding committee membership and chairpersons;
•Assesses the performance of the Board and its committees;
•Reviews and assesses our corporate governance principles and practices;
•Monitors changes in corporate governance practices and rules and regulations;
•Approves related party transactions;
•Reviews and assesses our CR strategy, risks and opportunities periodically, including related programs and initiatives;
•Oversees and reviews policies and practices on trade compliance, regulatory matters and related risks;
•Establishes procedures for the receipt, retention and treatment of complaints we receive regarding violations of our Code of Conduct; and
•Monitors the effectiveness of our anonymous tip process

Role of the Board in Risk Oversight
The Board oversees risk management at NVIDIA and delegates oversight of appropriate topics to its committees. The oversight responsibility of our Board and its committees is enabled by management reporting processes, including our ERM process, that are designed to provide visibility to our Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Our Board retains direct oversight of strategic risks to NVIDIA and other risk areas not delegated to one of its committees.

RISK OVERSIGHT AT NVIDIA

Board of Directors
Oversees management of major risks
✓	Business Model	✓	Strategic Execution	✓	Product Quality and Safety
✓	Operational, including Supply Chain and Sourcing	✓	Regulatory, Public Policy, Legal, Intellectual Property and Compliance	✓	Financial and Macroeconomic
✓	Information Security, including Cybersecurity	✓	Brand and Reputation	✓	Business Continuity
✓	Corporate Development and Acquisitions	✓	Management Development	✓	Enterprise Resource Planning
AC		CC		NCGC
✓	Financial statement, and earnings materials integrity and reporting	✓	Compensation policies, plans, practices and programs for directors, executives and employees	✓	Governance structure, processes and policies, including as it relates to regulatory changes and other developments
✓	Financial risk exposures, including investments, cash management, and foreign exchange management
		✓	Human capital management, including recruiting, retention, development, diversity, inclusion and belonging	✓	Stockholder concerns, and policies and procedures for communication
✓	Disclosure controls and procedures
				✓	Effectiveness of our anonymous tip process
✓	Legal, regulatory and compliance
✓	Information security and cybersecurity policies and practices and the internal controls regarding information security risks			✓	CR oversight
				✓	Board and committee composition and refreshment, and board performance assessment
✓	Oversees the performance of the internal audit function, including auditor functions, performance and independence
				✓	Legal and regulatory matters, including trade compliance
				✓	Related party transactions
✓	Accounting and audit principles and policies, and regulatory and accounting initiatives
				✓	Policies and practices related to government relations, public policy, and related expenditures
Management
Executive management identifies and manages business risks; the ERM process identifies and monitors risk; and reports to the Board on management, oversight and mitigation of risks
Internal Audit
Provides independent assurance on design and effectiveness of internal controls and governance processes
A review of risk and risk management by our Board, including strategic and information security matters, is integral to NVIDIA’s long-term objectives, and by retaining oversight of risks at the Board level, we believe we have established a process allowing for thorough assessment of these matters. Given the importance of topics like information security to our business, which includes cybersecurity, the Board has determined that these matters should remain under the full Board’s oversight. The AC supplements full Board oversight by reviewing and reporting on the adequacy and effectiveness of the Company’s information security policies and practices and the internal controls regarding information security risks. The AC receives quarterly information security updates from management, including our Chief Security Officer and members of our security team. The full Board also receives annual reports on information security matters, including cybersecurity, from our Chief Security Officer and members of our security team.

The involvement of our Board committees is designed to increase the effectiveness of the Board's risk oversight by allocating authority and responsibility, as set forth in committee charters, to the particular committee that is best equipped to provide guidance and oversight regarding the operations, issues and risks presented, with escalation to the full Board as appropriate. The AC also meets in executive session with the leaders of our key control functions, which ensures that Board members have direct access to these teams, and that these teams are appropriately staffed and resourced. Committee chairpersons provide regular reports to the full Board regarding matters reviewed by their committees, including key risks, and the committees work together with the full Board to facilitate the receipt of the information deemed necessary to fulfill their oversight responsibilities over our risk management activities. Our Board believes that our Board leadership structure helps to facilitate its oversight of risk at the Company because its strong independent Lead Director and independent committees proactively provide oversight of and engage with management on the Company’s key risks. For further discussion, please see Board Leadership Structure above.

Each year management leads an ERM process, which includes a formal assessment of the Company’s risk environment. The ERM process is overseen and reviewed by the Board on an annual basis. Our ERM process identifies, assesses and manages the Company’s most significant risks and uncertainties that could materially impact the long-term health of the Company or prevent the achievement of strategic objectives.

Our ERM team works with senior management to identify major risks to the Company. The ERM process results are reviewed by our CEO, CFO, EVP of Worldwide Field Operations, EVP of Operations, General Counsel and internal audit team. We do not have a member of senior management with the title of Chief Compliance Officer, as we believe it is more effective to have our senior management, who report directly to our CEO, responsible for managing key risks specific to their functional areas. Because risks are considered in conjunction with the Company’s operations and strategies, including long-term strategies, risks are identified and evaluated across different timeframes, including in the short-, intermediate- and long-term, depending on the specific risk. In evaluating top risks, the Board and management consider short-, intermediate-, and long-term potential impacts on the Company’s business, financial condition, and results of operations, which involves looking at the internal and external environment when evaluating risks, risk amplifiers and emerging trends, and they consider the risk horizon as part of prioritizing the Company’s risk mitigation efforts. The Company’s most significant risks identified through the ERM process are reviewed annually with the Board, including the potential impact and likelihood of the risks materializing over the relevant timeframe, future threats and trends, and the actions, strategies, processes, controls, and procedures used or to be implemented to manage and mitigate the risks. As a part of this annual process the Board provides feedback on risk ranking and risk management strategies, as well as the ERM process.

The Board and its committees receive updates, as appropriate, during the year from management regarding the risk management processes, operations and organization, the mitigation of key existing and emerging risks and, as appropriate, provide feedback to address these matters, including those related to cybersecurity, trade compliance and strategy. Management’s regular attendance at Board and committee meetings provides Board members direct access to our management team and the opportunity for the Board to receive updates on our risk exposure. Further, the agendas for each Board meeting, as determined by our CEO and Lead Director, are developed and adjusted throughout the year, to adapt to any emerging risks or key topics.

The Company’s ERM process is structured to achieve robust and thoughtful Board-level attention on the Company’s risk management process and the nature of the material risks faced by the Company. It is also designed so that the Board can respond to and mitigate these risks in a manner that closely aligns to the Company’s disclosure controls and procedures. The ERM results are reviewed and considered by members of management who are responsible for our public reporting and the Board. Our public reports are prepared by management who participate in the ERM process, and are reviewed by the Board or its committees, as appropriate, and this process contributes to the effective functioning of our disclosure controls and procedures. Our risk oversight processes and disclosure controls and procedures are designed to appropriately identify potential risks for disclosure.

The Board, each of its committees, and senior management may, and have in the past, engaged outside advisors, experts and consultants, to help develop and analyze the Company’s risk management and mitigation efforts and associated controls and procedures, as well as to help the Company anticipate future threats and trends which could have an impact on our business. The ERM process also facilitates the incorporation of risk assessment and evaluation into the strategic planning process and the provision of regular reports to senior management, including the CEO, regarding the actions, strategies, processes, controls, and procedures specific to managing, mitigating, and anticipating significant risks.
Corporate Governance Policies of the Board of Directors
The Board has adopted Corporate Governance Policies to ensure that the Board has the necessary authority and processes in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. These policies include practices the Board follows with respect to its composition and selection, regular evaluations of the Board and its committees, Board meetings and involvement of senior management, senior management performance evaluation, and Board committees and compensation. These policies may be viewed under Governance in the Investor Relations section of our website at www.nvidia.com.
Executive Sessions of the Board
As required under Nasdaq’s listing standards, our independent directors meet regularly in scheduled executive sessions at which only independent directors are present, as well as in sessions with the CEO. In Fiscal 2023, our independent directors met in both types of executive sessions at three of our scheduled quarterly Board meetings.

Director Attendance at Annual Meeting
We expect that our directors will attend each annual meeting, absent a valid reason. All Board members attended our 2022 Meeting.
Board Self-Assessments
The NCGC oversees an evaluation process, conducted at least annually, whereby outside legal counsel for NVIDIA interviews each director to obtain his or her evaluation of the Board as a whole, and of the committees on which he or she serves. The interviews solicit ideas from the directors about, among other things, improving the quality of Board and/or committee oversight effectiveness regarding strategic direction, financial and audit matters, executive compensation, acquisition activity and other key matters. The interviews also focus on Board process and identifying specific issues which should be discussed in the future. After these evaluations are complete, our outside corporate counsel summarizes the results, reviews them with our Lead Director, and then submits the summary for discussion by the NCGC.
In response to the evaluations conducted in Fiscal 2023, our Board determined to focus on the Company’s supply chain, cybersecurity, human capital management, environmental commitments, and regulatory matters, and requested additional reviews of senior management performance. The Board also determined to focus on the Board’s composition and process for Board refreshment.
Director Orientation and Continuing Education
The NCGC and our General Counsel are responsible for new director orientation and for administering or approving eligible director continuing education programs. Continuing education programs for directors may include a combination of internally developed materials and presentations, programs presented by third parties, and financial and administrative support for attendance at qualifying academic or other independent programs.
Director Stock Ownership Guidelines
Our Corporate Governance Policies require each non-employee director to hold shares of our common stock with a total value equal to six times the annual cash retainer for Board service during the period in which he or she serves as a director (or six times his base salary, in the case of the CEO). The shares may include vested deferred stock, shares held in trust and shares held by immediate family members, but unvested or unexercised equity awards do not count for purposes of this ownership calculation. Non-employee directors have five years after their Board appointment to reach the ownership threshold. Our stock ownership guidelines are intended to further align director interests with stockholder interests.
Each non-employee director and Mr. Huang currently meets or exceeds the stock ownership requirements, with the exception of Dr. Dabiri, who joined our Board in 2020 and has five years from joining the Board to reach the ownership threshold.
Hedging and Pledging Policy
Under our Insider Trading Policy, our directors, executive officers, employees, and their designees may not hedge their ownership of NVIDIA stock, including but not limited to trading in options, puts, calls, or other derivative instruments related to NVIDIA stock or debt. Additionally, directors, executive officers, employees, and their designees may not purchase NVIDIA stock on margin, borrow against NVIDIA stock held in a margin account, or pledge NVIDIA stock as collateral for a loan. We allow for certain portfolio diversification transactions, such as investments in exchange funds.
Management Development
The Board reviews, on an annual basis, management development for senior management and discusses candidates to fulfill senior management’s, including the CEO’s, responsibilities on an interim basis in the event that a member of senior management is disabled or otherwise incapacitated. The Board’s goal is to have long-term, effective leadership continuity.
Outside Advisors
The Board and each of its principal committees may retain outside advisors and consultants of their choosing at our expense. The Board need not obtain management’s consent to retain outside advisors. In addition, the principal committees need not obtain either the Board’s or management’s consent to retain outside advisors.
Code of Conduct
Our directors, executives and employees are expected to conduct themselves with the highest degree of integrity, ethics and honesty. Our credibility and reputation depend upon their good judgment, ethical standards and personal integrity. Our Code of Conduct applies to all executive officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Financial Team Code of Conduct applies to our executive officers, directors and members of our finance department. We regularly review our Code of Conduct and related policies to ensure that they provide clear guidance to our directors, executives and employees. We also regularly train our employees on our Code of Conduct and other policies.
The Code of Conduct and the Financial Team Code of Conduct may be viewed under Governance in the Investor Relations section of our website, at www.nvidia.com. If we make any amendments to either code, or grant any waiver from a provision of either code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website or in a report on Form 8-K. Information contained on our website is not incorporated by reference into this or any other report we file with the SEC.
Corporate Hotline
We have established an independent corporate hotline to allow any employee, contractor, customer or partner to confidentially and anonymously submit a complaint about any accounting, internal controls, auditing, Code of Conduct or other matter of concern (unless prohibited by local privacy laws).
Stockholder Communications with the Board of Directors
Stockholders who wish to communicate with the Board regarding nominations of directors or other matters may do so by sending electronic written communications addressed to Timothy S. Teter, our Secretary, at shareholdermeeting@nvidia.com. All stockholder communications we receive that are addressed to the Board will be compiled by our Secretary. If no particular director is named, letters will be forwarded, depending on the subject matter, to the chairperson of the AC, CC or NCGC. Matters put forth by our stockholders will be reviewed by the NCGC, which will determine whether these matters should be presented to the Board. The NCGC will give serious consideration to all such matters and will make its determination in accordance with its charter and applicable laws.
Majority Vote Standard
Under our Bylaws, in an uncontested election, stockholders will be given the choice to cast votes FOR or AGAINST the election of directors or to ABSTAIN from such vote and shall not have the ability to cast any other vote with respect to such election of directors. A director shall be elected by the affirmative vote of the majority of the votes cast with respect to that director, meaning the number of shares voted FOR a director must exceed the number of votes cast AGAINST that director. If the votes cast FOR an incumbent director in a non-contested election do not exceed the number of AGAINST votes, such incumbent director shall offer to tender his or her resignation to the Board. The NCGC or other committee that may be designated by the Board will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. The Board will act on such committee’s recommendation and publicly disclose its decision and the rationale within 90 days from the date of certification of the election results. In making their decision, such committee and the Board will evaluate the best interests of the Company and its stockholders and shall consider all factors and information deemed relevant. The director who tenders his or her resignation will not participate in such committee’s recommendation or the Board’s decision.
In a contested election, in which the number of nominees exceeds the number of directors to be elected, stockholders will be given the choice to cast FOR or WITHHOLD votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. Our directors will be elected by a plurality of the shares represented at any such meeting or by proxy and entitled to vote on the election of directors at that meeting. The directors receiving the greatest number of FOR votes will be elected.
In either case, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the vote.
Board Meeting Information
The Board met seven times during Fiscal 2023, including meetings during which the Board discussed the strategic direction of NVIDIA, explored and discussed new business and strategic opportunities and the product roadmap, and other matters facing NVIDIA. We expect each Board member to attend each meeting of the Board and the committees on which he or she serves. Each Board member attended 75% or more of the meetings of the Board and of each committee on which he or she served during Fiscal 2023.

Corporate Responsibility
NVIDIA invents computing technologies that improve lives and address global challenges. Our goal is to integrate sound CR principles and practices into every aspect of the Company. Our Board and management believe that environmental stewardship, social responsibility and solid governance are important to our business strategy and long-term value creation. While the full Board has ultimate responsibility for CR matters that impact our business, each committee of the Board oversees CR matters across our business operations in the areas that align with their respective responsibilities. The NCGC is responsible for reviewing and discussing with management our policies, issues and reporting related to CR, including overall CR strategy, risks and opportunities, and related programs and initiatives. The AC has primary responsibility for overseeing our risk management program, and supplements the Board’s oversight of risks related to the adequacy and effectiveness of the Company’s information security policies and practices and the internal controls regarding information security risks. The CC is responsible for reviewing and discussing with management our human capital management practices, including diversity and inclusion matters. We assess our programs annually in consideration of stakeholder expectations, market trends, and business risks and opportunities. These issues are important for our continued business success and reflect the topics of highest concern to NVIDIA and our stakeholders.

The following sections provide an overview of our principles and practices. More information can be found on the Corporate Responsibility section of our website and in our annual Corporate Responsibility Report, or CR Report. Information contained on our website or in our annual CR Report is not incorporated by reference into this or any other report we file with the SEC. Refer to “Item 1A. Risk Factors” in our Form 10-K for a discussion of risks and uncertainties we face related to CR.

Climate Change

In the area of sustainability, we address our climate impacts across our product lifecycle and assess risks, including current and emerging regulations and market impacts. The NCGC oversees NVIDIA’s strategy for managing climate-related risks, opportunities and initiatives.

In our CR Report published in July 2022, we published metrics related to our environmental impact for Fiscal 2022. Fiscal 2023 metrics are expected to be published in the first half of Fiscal 2024. There has been no material impact to our capital expenditures, results of operations or competitive position associated with global sustainability regulations, compliance, or costs from sourcing renewable energy. By the end of Fiscal 2025, our goal is to purchase or generate enough renewable energy to match 100% of our global electricity usage for our offices and data centers.

Whether it is creation of technology to power next-generation laptops or designs to support high-performance supercomputers, improving energy efficiency is important in our research, development, and design processes. GPUs are inherently more energy efficient than other forms of computing because they are optimized for throughput, performance per watt and certain AI workloads. The energy efficiency of our products is evidenced by our continued strong presence on the Green500 list of the most energy-efficient systems. We powered 23 of the top 30 most energy efficient systems, including the top supercomputer, on the November 2022 Green500 list.

We plan to build Earth-2, a digital twin of the Earth on NVIDIA AI and NVIDIA Omniverse platforms. Earth-2 will enable scientists, companies, and policy makers to do ultra-high-resolution predictions of the impact of climate change and explore mitigation and adaptation strategies.
Human Capital Management
The CC is charged with oversight of human capital management, including with respect to employee diversity, equity and inclusion, talent acquisition, retention and development, employee engagement and corporate culture. In addition, the full Board periodically discusses these topics. We believe that our employees are our greatest assets, and they play a key role in creating long-term value for our stakeholders. As of the end of Fiscal 2023, we had 26,196 employees in 35 countries, 19,532 were engaged in research and development and 6,664 were engaged in sales, marketing, operations, and administrative positions.

To be competitive and execute our business strategy successfully, we must recruit, develop, and retain talented employees, including qualified executives, scientists, engineers, and technical and non-technical staff.
Recruitment
As the demand for global technical talent continues to be competitive, we have grown our technical workforce and have been successful in attracting top talent to NVIDIA. We have attracted strong talent globally with our differentiated hiring strategies for university, professional, executive and diverse recruits. The COVID-19 pandemic created expanded hiring opportunities in new geographies and provided increased flexibility for employees to work from locations of their choice. Approximately 80% of our workforce is technical and approximately 50% of our workforce holds advanced degrees.

In Fiscal 2023, we slowed our hiring to focus on our current employees and manage costs. We continue to attract global talent from universities through on-campus collaborations with professors and student organizations, as well as engagement with technical organizations and participation at industry conferences. Our employees also help to recruit top talent, with over one third of our new hires in Fiscal 2023 coming from employee referrals.
Development and Retention
We encourage life-long learning. We support employee development through self-learning, on-the-job experiences, and learning from each other. We have an extensive library of on-demand technical and non-technical content. We provide in-person learning experiences that include interactive workshops, panel discussions and speaker forums. We curate learning paths on targeted areas of skill development. We offer tuition reimbursement programs to subsidize educational programs and advanced certifications. We encourage internal mobility through career coaching that advises employees on developmental activities and internal transfer opportunities. We have implemented specifically designed mentoring and development programs for women and employees from traditionally underrepresented groups to ensure widespread readiness for future advancement.
To evaluate employee sentiment and engagement, we use pulse surveys, a suggestion box, and an anonymous third-party platform. Pulse surveys help us gain insight into employee experience and provide ideas so that we can prioritize areas to take action. The suggestion box is an always-on, interactive tool where employees share their thoughts about making our company a better place to work. The anonymous third-party platform is designed to protect the identity of the reporter and provide a mechanism for reporters to follow an investigation and receive responses.
We want NVIDIA to be a place where people can build their careers over their lifetime. Our employees tend to come and stay. In Fiscal 2023, our overall turnover rate was 5.3%.
Compensation, Benefits, and Well-Being
Our compensation program rewards performance and is structured to encourage employees to invest in the Company’s future. Employees receive equity, except where unavailable due to local regulations, that is tied to our stock price and vests over time to help retain employees while aligning their interests with those of our stockholders.
We offer comprehensive benefits to support our employees’ and their families’ well-being, including physical, mental and financial health. These benefits include our 401(k) programs in the U.S., statutory pension programs outside the U.S., our employee stock purchase program, flexible work hours and time off, and programs to address mental health, stress, and time-management challenges. We evaluate our benefit offerings globally and aim to provide comparable support across the regions where we operate. We are committed to providing tailored benefits based on community needs, including assistance for military members, additional mental health benefits, and support for new birth parents, and those who wish to become parents.
Diversity and Inclusion
We believe that diverse teams fuel innovation, and we are committed to creating an inclusive culture that supports all employees.
When recruiting for new talent or managing current talent, we focus on recruiting, developing, and retaining a more diverse workforce with a focus on those historically underrepresented in the technology field, including women, Black/African American, and Hispanic/Latino candidates.
To this end, we:
•Partner with institutions and professional organizations serving historically underrepresented communities;
•Assign dedicated recruiting teams to support candidates from historically underrepresented groups through the interview process;
•Embed inclusion recruiting partners throughout the business to help align candidates with internal opportunities;
•Support the development of women employees through programs aimed at building a pipeline of future leaders;
•Provide peer support and executive sponsors for nine internal community resource groups;
•Provide training and education to managers and peers on fostering supportive environments and recruiting for diversity;
•Ensure we have and review a diverse pool of candidates for job requisitions; and
•Measure year over year progress and provide leadership visibility on diversity efforts.
As of the end of Fiscal 2023, our global workforce was 80% male, 19% female, and 1% not declared, with 6% of our workforce in the United States composed of Black or African American and Hispanic or Latino employees. Of our NEOs, 40% are women and 40% are ethnically and/or racially diverse.

We strive to provide equitable compensation and opportunities for advancement to all employees and to achieve promotion parity based on gender, race, and ethnicity.

To ensure pay parity, defined as no statistically significant differences in compensation based on gender, race, or ethnicity, we have used a third-party firm each year since 2015 to analyze our pay practices for gender, race and ethnicity, including based on individual performance ratings, education, years of experience, job function, job family, and position level. We have achieved pay parity for the past several years and seek to continue doing so.

In Fiscal 2023, we promoted 14% of our workforce, with women and men being promoted at an approximately equal rate.

Health and COVID-19
We supported our employees and their families in making their health and safety a top priority during Fiscal 2023 and throughout the COVID-19 pandemic to keep our workforce safe.
Hybrid Working Environment
We support a hybrid work environment, understanding that many employees want the flexibility to work in the office or from home, and to make that decision based on the conditions around them at any point in time.
Steps we have taken to support employees working from home include:
•Home-focused health and well-being programs;
•Learning and development resources on how to work, lead and manage remotely; and
•Opportunities for employees to socially connect with one another virtually.
During Fiscal 2024, we will continue a flexible work environment. We have also instituted Company-wide “rest days” each quarter where the Company unplugs for two consecutive days so that employees can recharge.
Information Security and Data Privacy

We design our products to protect the privacy, networks, computers, programs, information and data of our customers, partners, and employees. The Board is committed to strong and meaningful information security and privacy protections. Our Chief Security Officer and members of our security team present at least annually to our Board and provide updates throughout the year as needed. These leaders also update the AC quarterly.

Our information security, including cybersecurity, practices comprise the physical, procedural, and technical safeguards we take and are designed to protect customer and employee information from unauthorized access or attack, and measures designed to secure NVIDIA networks, systems, devices, products, and services in order to secure the privacy of our customers’ and employees’ data. We established a cross-functional leadership team, consisting of executive-level leaders, that meets monthly to review cybersecurity matters and evaluate emerging threats. To ensure a robust breadth of knowledge, the team consults as needed with external parties, such as computer security firms and risk management and governance experts. With oversight and guidance provided by the cross-functional leadership team, our information security teams continually refine our practices to address emerging security risks and changes in regulations.

We have a privacy policy that describes how we collect, use, store, process, share and protect customer data, as well as how customers can access and manage their personal data. We seek to uphold the legal protections safeguarding the privacy of our customers’ data. Our employees are required to complete information security awareness training and to comply with our information security and privacy policies.

Human Rights

We define human rights as the fundamental rights, freedoms and standards of treatment belonging to all humans. Our approach to human rights is aligned with internationally recognized human rights principles, including the United Nations Global Compact, the United Nations Guiding Principles, the Universal Declaration of Human Rights, the International Covenant on Civil and Political Rights, the International Covenant on Economic, Social and Cultural Rights, the Core Conventions of the International Labour Organization, and the International Labour Organization Declaration on Fundamental Principles and Rights at Work, and we follow the laws of the countries in which we operate.

We have codified our approach to human rights in our Human Rights Policy and work to embed human rights considerations into decision-making processes throughout the Company.

Supply Chain Management

We seek to promote human rights throughout our supply chain and expect our suppliers to respect human rights whenever they provide products or services for us.
We are a full member of the RBA, an international industry organization dedicated to corporate social responsibility in global supply chains. Since adopting the RBA Code of Conduct in 2007 when we first became an RBA member, we have continued to integrate its elements into our processes, including auditing strategic suppliers and conducting internal assessments to confirm that we are addressing all aspects of responsible supply chain management. All of our manufacturing suppliers are expected to comply with the RBA Code of Conduct and associated NVIDIA policies, including an Agreement for Manufacturer Environmental Compliance.

We expect our suppliers to maintain progressive employment, environmental, health, safety and ethical practices that meet or exceed applicable laws, the RBA Code of Conduct, our Corporate Social Responsibility Directive, our Code of Conduct and our Human Rights Policy. We also encourage suppliers to use the RBA Code of Conduct as a platform to go above and beyond compliance. We monitor our supply chain through the RBA’s Validated Assessment Program and work directly with suppliers to implement any corrective actions.
We seek to use in our products gold, tantalum, tungsten, and tin from conflict-free sources, as explained in more detail in our Responsible Minerals Policy.
Trustworthy AI

We seek to advance trustworthy AI that is founded in our core values, reflects our Code of Conduct and is rooted in the principles of upholding human rights. We recognize that technology can have a profound impact on people and the world and have therefore set priorities that aim to foster positive change and enable trust and transparency in AI development.

Our products are programmable and general purpose in nature. When we provide tools to help developers create applications for specific industries, we focus on creating products and services that enable developers to create and accelerate socially beneficial applications.
Public Policy Engagement and Accountability
Our NCGC oversees our public policy engagement and accountability. Our Government Relations team engages in public policy advocacy to affect government action on issues of importance to our business, customers, stockholders, and employees, and to provide thought leadership to global governments on issues that directly affect our business. It is also a platform for educating policymakers through demonstrations of NVIDIA’s technology, amplifying our work in targeted areas, and collaborating with various organizations on issues of shared interest. We focus our public policy activities in AI, specifically to promote investment in core AI research, support workforce development around AI, and provide educational resources to technology policy advisors. NVIDIA may incur expenditures to support or educate viewpoints on public policy issues, including expenditures for intermediaries that advocate on our behalf if it is in our best interest.

NVIDIA does not make contributions of any kind (money, employee time, goods or services, or employee expense reimbursements), to political parties or candidates, including any direct contributions to any intermediary organizations, such as PACs or lobbyists, campaign funds, or trade or industry associations or super PACs. This policy applies in all countries and across all levels of government, even where such contributions are permitted by law.

We belong to trade associations worldwide, representing the interests of the technology industry, industries in which we operate and the broader business community. Where required by law, we file lobbying disclosure reports with U.S. federal, state and local governments.

Management reports to the NCGC about our policies and practices in connection with governmental relations, public policy advocacy, and related expenditures.

NVIDIA’s policies and practices related to public policy matters, including lobbying activities, trade association memberships, and related expenditures, are available on our website at https://investor.nvidia.com/governance/governance-documents.

Director Compensation
The CC reviews our non-employee director compensation annually with the assistance of Exequity LLP, the CC’s independent compensation consultant. Exequity LLP prepares a comprehensive assessment of our program, including comparison to the executive compensation peer group most recently approved by the CC at the time of assessment, an update on recent trends in director compensation, and a review of related corporate governance best practices.
For our non-employee director compensation program for the year starting on the date of our 2022 Meeting, or the 2022 Program, the CC recommended, and the Board approved, maintaining the same compensation as the previous year — a mix of cash and equity awards with an approximate annual value of $340,000. This was slightly below the median total annual compensation paid by the peer group to their non-employee directors. We do not pay additional fees for serving as a Lead Director, as chairperson or member of our AC, CC or NCGC (our three standard Board committees), or for meeting attendance. Directors who are also employees do not receive fees or equity compensation for service on the Board.
Cash Compensation
The cash portion of the annual retainer was $85,000, paid quarterly.
Equity Compensation
The target value of the equity portion of the annual retainer was $255,000, granted as RSUs on the first trading day following the date of our 2022 Meeting, or the 2022 Program RSUs.
The number of shares subject to each director’s 2022 Program RSUs equaled this value, divided by the 30-calendar day trailing average closing price of our common stock ending the business day before the 2022 Meeting. A trailing average was used instead of a single stock price on the date of grant to reduce possible market volatility. The CC understands that using historical average stock prices can result in the ultimate grant date value of an award, as required to be reported in the Director Compensation Table under ASC 718, being different than the target equity value the CC intends to deliver. The CC considered various approaches to calculating the number of shares underlying the 2022 Program RSUs and determined the process described above is appropriate at this time.
To correlate the vesting of the 2022 Program RSUs to the directors’ service on the Board and its committees over the following year, 50% of the RSUs vested on the third Wednesday in November 2022 and 50% will vest on the third Wednesday in May 2023. If a director’s service terminates due to death, their RSU grants will immediately vest in full for the benefit of their beneficiaries. Directors do not receive dividend equivalents on unvested RSUs.
Non-employee directors can elect to defer settlement of RSUs upon vesting for tax planning purposes to the earlier of (i) a future year (no sooner than 2024 for the 2022 Program RSUs) or (ii) in connection with the director’s cessation of service or certain change in control events, in accordance with the rules under Section 409A of the Internal Revenue Code. Messrs. Coxe and Jones, and Dr. Shah elected to defer settlement of their 2022 Program RSUs.
Other Compensation/Benefits
Our directors are reimbursed for expenses incurred in attending Board and committee meetings and continuing educational programs pursuant to our Corporate Governance Policies. We do not offer change-in-control benefits to our directors, except for vesting acceleration under our equity plans that applies to all award holders under such plans if an acquirer does not assume or substitute for those awards.

Director Compensation for Fiscal 2023

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Robert K. Burgess	85,000	268,978	353,978
Tench Coxe	85,000	268,978	353,978
John O. Dabiri	85,000	268,978	353,978
Persis S. Drell	85,000	268,978	353,978
Dawn Hudson	85,000	268,978	353,978
Harvey C. Jones	85,000	268,978	353,978
Michael G. McCaffery	85,000	268,978	353,978
Stephen C. Neal	85,000	268,978	353,978
Mark L. Perry	85,000	268,978	353,978
A. Brooke Seawell	85,000	268,978	353,978
Aarti Shah	85,000	268,978	353,978
Mark A. Stevens	85,000	268,978	353,978
(1)     Amounts shown do not reflect amounts actually received by the director. Instead, these amounts reflect the aggregate full grant date fair value, calculated in accordance with ASC 718, for RSU awards granted during Fiscal 2023. The assumptions used in the calculation of award values are set forth in Note 4 to our consolidated financial statements titled Stock-Based Compensation in our Form 10-K. On June 3, 2022, each non-employee director serving on the Board received their RSU grant for 1,438 shares, representing their 2022 Program RSUs. The grant date fair value per share for these awards as determined under ASC 718 was $187.05.

The following table provides information regarding the aggregate number of unvested RSUs held by each of our non-employee directors as of January 29, 2023:

Name	RSUs	Name	RSUs
Robert K. Burgess	719	Michael G. McCaffery	719
Tench Coxe	719	Stephen C. Neal	719
John O. Dabiri	1,135	Mark L. Perry	719
Persis S. Drell	719	A. Brooke Seawell	719
Dawn Hudson	719	Aarti Shah	1,287
Harvey C. Jones	719	Mark A. Stevens	719
None of our non-employee directors held unexercised stock options as of January 29, 2023.

Review of Transactions with Related Persons
Employees, officers and directors must avoid any activity that conflicts with, or has the appearance of conflicting with, our interests. This policy is included in our Code of Conduct and our Financial Team Code of Conduct. We regularly conduct a review of all related party transactions for potential conflicts of interest and all transactions involving executive officers or directors must be approved by the NCGC in compliance with the Company’s policies and the Listing Standards of The Nasdaq Global Select Market. Except as discussed below, there were no transactions with related persons in Fiscal 2023 that would require disclosure in this proxy statement or approval by the NCGC.
Transactions with Related Persons
The daughter of Jen-Hsun Huang, our President and Chief Executive Officer and a member of our Board, is employed at NVIDIA. She does not share a household with Mr. Huang, is not one of our executive officers and does not report directly to Mr. Huang. Her compensation was determined in accordance with NVIDIA’s compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions and without the involvement of Mr. Huang. Her total compensation for the fiscal year ended January 29, 2023 did not exceed $165,000. She has received and continues to be eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who do not have such family relationship.
Additionally, the son of Mr. Huang is employed at NVIDIA. He does not share a household with Mr. Huang, is not one of our executive officers and does not report directly to Mr. Huang. His compensation was determined in accordance with NVIDIA’s compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions and without the involvement of Mr. Huang. His total compensation for the fiscal year ended January 29, 2023 did not exceed $130,000. He has received and continues to be eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who do not have such family relationship.
We have entered into indemnity agreements with our executive officers and directors which provide, among other things, that we will indemnify such executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, executive officer or other agent of NVIDIA, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We intend to execute similar agreements with our future executive officers and directors.
See the section below titled Employment, Severance and Change-in-Control Arrangements for a description of the terms of the 2007 Plan, related to a change-in-control of NVIDIA.
During Fiscal 2023, we granted RSUs to our non-employee directors, and RSUs and PSUs to our executive officers. See the section above titled Director Compensation and the section below titled Executive Compensation.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information as of April 3, 2023 as to shares of our common stock beneficially owned by each of our NEOs, each of our directors, all of our directors and executive officers as a group, and all known by us to be beneficial owners of 5% or more of our common stock. Beneficial ownership is determined in accordance with the SEC’s rules and generally includes voting or investment power with respect to securities as well as shares of common stock subject to options exercisable, or PSUs or RSUs that will vest, within 60 days of April 3, 2023.
This table is based upon information provided to us by our executive officers and directors. Information about principal stockholders, other than percentages of beneficial ownership, is based solely on Schedules 13G/A filed with the SEC. Unless otherwise indicated and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned. Percentages are based on 2,473,105,748 shares of our common stock outstanding as of April 3, 2023, adjusted as required by SEC rules.

Name of Beneficial Owner	Shares Owned		Shares Issuable Within 60 Days	Total Shares Beneficially Owned	Percent
NEOs:
Jen-Hsun Huang	86,403,193	(1)	475,000	86,878,193	3.51%
Colette M. Kress	478,297	(2)	—	478,297	*
Ajay K. Puri	363,780	(3)	—	363,780	*
Debora Shoquist	278,224	(4)	—	278,224	*
Timothy S. Teter	200,050	(5)	—	200,050	*
Directors, not including Mr. Huang:
Robert K. Burgess	28,859		719	29,578	*
Tench Coxe	4,185,524	(6)	—	4,185,524	*
John O. Dabiri	1,282		719	2,001	*
Persis S. Drell	42,559		719	43,278	*
Dawn Hudson	81,783	(7)	719	82,502	*
Harvey C. Jones	998,328	(8)	—	998,328	*
Michael G. McCaffery	21,451	(9)	719	22,170	*
Stephen C. Neal	9,435	(10)	719	10,154	*
Mark L. Perry	152,243	(11)	719	152,962	*
A. Brooke Seawell	501,579	(12)	719	502,298	*
Aarti Shah	—	(13)	—	—	*
Mark A. Stevens	4,442,067	(14)	719	4,442,786	*
Directors and executive officers as a group (17 persons)	98,188,654	(15)	481,471	98,670,125	3.99%
5% Stockholders:
The Vanguard Group, Inc.	204,600,119	(16)	—	204,600,119	8.27%
BlackRock, Inc.	179,816,144	(17)	—	179,816,144	7.27%
FMR LLC	138,693,959	(18)	—	138,693,959	5.61%
* Represents less than 1% of the outstanding shares of our common stock.
(1)Includes (a) 60,580,404 shares of common stock held by Jen-Hsun Huang and Lori Huang, as co-trustees of the Jen-Hsun and Lori Huang Living Trust, u/a/d May 1, 1995, or the Huang Trust; (b) 4,948,956 shares of common stock held by J. and L. Huang Investments, L.P., of which the Huang Trust is the general partner; (c) 2,228,000 shares of common stock held by The Huang 2012 Irrevocable Trust, of which Mr. Huang and his wife are co-trustees; (d) 2,969,050 shares of common stock held by The Jen-Hsun Huang 2016 Annuity Trust II, of which Mr. Huang is trustee; (e) 2,969,050 shares of common stock held by The Lori Lynn Huang 2016 Annuity Trust II, of which Mr. Huang’s wife is trustee; and (f) 5,007,800 shares of common stock held by The Huang Irrevocable Remainder Trust u/a/d 2/19/2016, of which Mr. Huang and his wife are co-trustees. By virtue of their status as co-trustees of the Huang Trust, The Huang 2012 Irrevocable Trust, and The Huang Irrevocable Remainder Trust, each of Mr. Huang and his wife may be deemed to have shared beneficial ownership of the shares referenced in (a), (b), (c) and (f), and to have shared power to vote or to direct the vote or to dispose of or direct the disposition of such shares.
(2)Includes 400 shares held by son 1, 400 shares held by son 2, and 76,768 shares held by a limited liability company, the sole member of which is an irrevocable trust of which the trustee is an independent institution.

(3)Includes (a) 133,280 shares of common stock held by the Ajay K Puri Revocable Trust dtd 12/10/2015, of which Mr. Puri is the trustee and of which Mr. Puri exercises sole voting and investment power, and (b) 4,636 shares of common stock held by The Puri 2019 Irrevocable Children’s Trust dtd 12/06/2019, of which Mr. Puri is one of the trustees. Mr. Puri disclaims beneficial ownership of the shares held by The Puri 2019 Irrevocable Children’s Trust, except to the extent of his pecuniary interest therein.
(4)Includes 162,944 shares of common stock held by the Debora C. Shoquist Revocable Living Trust dtd 6/13/2002, of which Ms. Shoquist is the trustee.
(5)Represents shares of common stock held by the Horne Teter Family Living Trust, dated February 1, 2019, of which Mr. Teter is a co-trustee and exercises shared voting and investment power.
(6)Includes (a) 685,248 shares of common stock held in a retirement trust over which Mr. Coxe exercises sole voting and investment power, and (b) 3,497,136 shares of common stock held in The Coxe Revocable Trust, of which Mr. Coxe and his wife are co-trustees and of which Mr. Coxe exercises shared voting and investment power. Mr. Coxe disclaims beneficial ownership on the shares held by The Coxe Revocable Trust, except to the extent of his pecuniary interest therein. Mr. Coxe shares pecuniary interest in shares held in his individual name pursuant to a contractual relationship.  Mr. Coxe disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
Does not include an additional 719 shares of common stock that Mr. Coxe has deferred for future issuance.
(7)Does not include an additional 2,848 shares of common stock that Ms. Hudson has deferred for future issuance.
(8)Includes 866,396 shares of common stock held in the H.C. Jones Living Trust, of which Mr. Jones is trustee and of which Mr. Jones exercises sole voting and investment power.
Does not include an additional 5,283 shares of common stock that Mr. Jones has deferred for future issuance.
(9)Includes 13,984 shares of common stock held by the McCaffery Family Trust U/A DTD 11/07/1994 of which Mr. McCaffery is trustee.
Does not include an additional 2,848 shares of common stock that Mr. McCaffery has deferred for future issuance.
(10)Includes (a) 1,900 shares of shares of common stock held by the 2013 Stephen C. Neal Revocable Trust, of which Mr. Neal is trustee and of which Mr. Neal exercises sole voting and investment power, and (b) 2,252 shares of common stock held by the Neal/Rhyu Revocable Trust dated 05/02/2017, of which Mr. Neal is a co-trustee and exercises shared voting and investment power.
Does not include an additional 11,264 shares of common stock that Mr. Neal has deferred for future issuance.
(11)Includes 140,000 shares of common stock held by The Perry & Pena Family Trust, of which Mr. Perry and his wife are co-trustees and of which Mr. Perry exercises shared voting and investment power.
(12)Includes 500,000 shares of common stock held by the Rosemary & A. Brooke Seawell Revocable Trust U/A dated 1/20/2009, of which Mr. Seawell and his wife are co-trustees and of which Mr. Seawell exercises shared voting and investment power.
(13)Does not include an additional 5,175 shares of common stock that Dr. Shah has deferred for future issuance.
(14)Includes (a) 1,170,888 shares of common stock held by the 3rd Millennium Trust, of which Mr. Stevens and his wife are co-trustees and of which Mr. Stevens exercises shared voting and investment power, and (b) 1,980,695 shares of common stock held by the Envy Trust u/a/d December 7, 2021, of which Mr. Stevens is trustee.
(15)Includes shares owned by all directors and executive officers.
(16)This information is based solely on a Schedule 13G/A, dated February 9, 2023, filed with the SEC on February 9, 2023 by The Vanguard Group, Inc. reporting its beneficial ownership as of December 30, 2022. The Schedule 13G/A reports that Vanguard has shared voting power with respect to 3,673,080 shares, sole dispositive power with respect to 194,248,256 shares and shared dispositive power with respect to 10,351,863 shares. Vanguard is located at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(17)This information is based solely on a Schedule 13G/A, dated January 31, 2023, filed with the SEC on January 31, 2023 by BlackRock, Inc. reporting its beneficial ownership as of December 31, 2022. The Schedule 13G/A reports that BlackRock has sole voting power with respect to 161,356,024 shares and sole dispositive power with respect to 179,816,144 shares. BlackRock is located at 55 East 52nd Street, New York, New York 10055.
(18)This information is based solely on a Schedule 13G/A, dated February 9, 2023, filed with the SEC on February 9, 2023 by FMR LLC reporting its beneficial ownership as of December 30, 2022. The Schedule 13G/A reports that FMR has sole voting power with respect to 132,284,457 shares and sole dispositive power with respect to 138,693,959 shares. FMR is located at 245 Summer Street, Boston, Massachusetts 02210.

Proposal 2—Advisory Approval of Executive Compensation

What am I voting on? A non-binding vote, known as “say-on-pay,” to approve our Fiscal 2023 NEO compensation.
Vote required for approval: A majority of the shares present, in person or represented by proxy, and entitled to vote on this matter.
Effect of abstentions: Same as a vote AGAINST.
Effect of broker non-votes: None.

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote on an advisory basis, commonly referred to as “say-on-pay,” to approve the Fiscal 2023 compensation paid to our NEOs as disclosed in the CD&A, the compensation tables and the related narrative disclosure contained in this proxy statement. This vote is intended to address the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement, rather than any specific compensation component.
In response to our stockholders’ preference, our Board has adopted a policy of providing for annual “say-on-pay” votes.
This advisory proposal is not binding on the Board nor us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the CC intend to consider the results of this vote in making determinations in the future regarding NEO compensation arrangements.
Recommendation of the Board
The Board recommends that our stockholders adopt the following resolution:
“RESOLVED, that the Fiscal 2023 compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Executive Compensation
Compensation Discussion and Analysis
This CD&A describes our Fiscal 2023 executive compensation philosophy, design and process, and how our corporate results affected performance-based payout. Our Fiscal 2023 NEOs were:

Jen-Hsun Huang	Colette M. Kress	Ajay K. Puri	Debora Shoquist	Timothy S. Teter
President and CEO	EVP and CFO	EVP, Worldwide Field Operations	EVP, Operations	EVP, General Counsel and Secretary
Fiscal 2023 Executive Compensation Highlights
Financial Results and Review
Fiscal 2023 was a challenging year, with macroeconomic headwinds, channel inventory corrections, COVID-19 and product architecture transitions affecting several of our businesses. As a result, our Fiscal 2023 revenue and Non-GAAP Operating Income performance fell short of the CC’s pre-established goals for executive compensation. As we move into Fiscal 2024, we expect new product architectures to ramp, alongside new opportunities from areas such as generative AI and language models, NVIDIA cloud services and digitalization. TSR for the 1-year, 3-year and 5-year periods concluding at the end of Fiscal 2023 were (11%), 226% and 238%, respectively, representing cumulative stock price appreciation with dividends reinvested.

Fiscal 2023 Revenue	Fiscal 2023 Non-GAAP Operating Income (1)	Fiscal 2021 to 2023 TSR (2)
$27.0 billion	$9.0 billion	189%
(1) See Reconciliation of Non-GAAP Financial Measures below for a reconciliation between the non-GAAP financial measures and GAAP results.
(2) Represents TSR for purposes of the MY PSU performance goal, calculated using cumulative stock price appreciation with dividends reinvested and the average closing stock price for the 60 trading days preceding the start, and preceding and including the last day, of the 3-year performance period.

Fiscal 2023 Executive Compensation Program Elements, Adjustments, Achievement and Payouts
NVIDIA’s executive compensation program in Fiscal 2023 continued to be guided by a pay for performance philosophy to align NEO pay with our stockholders’ interests. Approximately 96% of our CEO’s total target pay, and approximately 56% of our other NEOs’ total target pay, was dependent on corporate performance. Executive compensation elements were:

Base Salary	+	Variable Cash	+	Equity

				CEO	NEOs other than CEO

		Based on annual revenue		SY PSUs based on annual Non-GAAP Operating Income performance, vesting over 4 years	SY PSUs based on annual Non-GAAP Operating Income performance, vesting over 4 years

				MY PSUs based on 3-year TSR relative to the S&P 500, vesting over 3 years	MY PSUs based on 3-year TSR relative to the S&P 500, vesting over 3 years

RSUs vesting over 4 years

Target Pay Adjustments	Increased Performance Goals
•No changes to base salary or variable cash	•Threshold goals for Revenue and Non-GAAP Operating Income each set above record-level Fiscal 2022 actual performance
•Increased target equity value for each NEO by $2 million, maintaining the same proportions as Fiscal 2022 across SY PSUs, MY PSUs and RSUs
Performance Achievement and Payouts

Fiscal 2023 revenue fell short of Threshold goal	No Variable Cash Plan payout	Fiscal 2023 Non-GAAP Operating Income fell short of Threshold goal	No SY PSUs eligible to vest	Fiscal 2021 to 2023 3-year relative TSR at 99th percentile, exceeding Stretch Operating Plan goal	Maximum MY PSUs granted in Fiscal 2021 eligible to vest

Our Compensation Philosophy and Practices
NVIDIA is building a one-of-a-kind company that invents the future, builds amazing technologies, and strives to achieve the highest level of craft. To achieve this vision, we must attract and retain a high-caliber executive team while balancing our stockholders’ interests. While our CC considers numerous factors in making executive pay decisions, our compensation program is guided by the following philosophies:
•Pay for Performance: emphasize at-risk and performance-based cash and equity for NEOs based on multiple corporate metrics
•Provide Competitive Pay: NEO target compensation should be competitive with our peers, reflect job impact, scope, and responsibilities, and be structured to attract and retain talent
•Stockholder Alignment: align NEO pay with stockholders’ long-term interests and adjust appropriately for feedback from our annual stockholder engagement efforts and “say-on-pay” vote
•Simplicity and Transparency: design a compensation program with simple, objective metrics that are reported publicly
In this CD&A, total target pay refers to (i) an NEO’s annual base salary, (ii) the potential payout under our Variable Cash Plan, assuming the Company achieves associated performance goals at a Base Operating Plan level, and (iii) the value of the equity opportunities granted during the year that the CC intended to deliver, assuming the Company achieves associated performance goals at a Base Operating Plan or Target level.
Our executive compensation program adheres to the following practices:

What We Do	What We Don’t Do
✓Emphasize at-risk, performance-based compensation, with simple and objective goals for each such component of pay
✓Include multi-year PSU awards
✓Use annual and 3-year performance targets to determine PSU awards earned
✓Require NEOs to provide continuous service for 4 years to fully vest in SY PSU and RSU awards
✓Evaluate our program annually based on feedback from stockholder engagement efforts and make adjustments when appropriate
✓Minimize excessive risk-taking
✓Cap performance-based variable cash and PSU payouts
✓Retain an independent compensation consultant reporting directly to the CC
✓Require NEOs to maintain meaningful stock ownership
✓Maintain a clawback policy for performance-based compensation

X Enter into agreements with NEOs providing for specific terms of employment or severance benefits
X Give our executive officers special change-in-control benefits
X Provide automatic equity vesting upon a change-in-control (except for the provisions in our equity plans that apply to all employees if an acquiring company does not assume or substitute our outstanding stock awards)
X Give NEOs supplemental retirement benefits
X Provide tax gross-ups
X Reprice stock options without stockholder approval
X Pay dividends or the equivalent on unearned or unvested equity
X Permit executive officers, employees or directors to hedge their ownership of NVIDIA stock or to pledge NVIDIA stock as collateral for a loan

How We Determine Executive Compensation
Our CC’s oversight and decision-making relating to our Fiscal 2023 executive compensation program is a multi-year process:

Dec 2021 - Jan 2022	Dec 2021	Mar 2022	Mar 2023	May 2023	Mar 2025
Members of management and the Board, including our Lead Director and a CC member, engaged in stockholder outreach	CC determined peer companies	CC considered stockholder feedback and peer companies in determining performance goals and compensation	CC certified achievement and payouts for Fiscal 2023 Variable Cash Plan, SY PSUs granted in Fiscal 2023 and MY PSUs granted in Fiscal 2021	Completed compensation risk assessment; published executive compensation program details in proxy statement	CC certifies achievement and payouts for MY PSUs granted in Fiscal 2023
Roles of the CC, Compensation Consultant and Management
The roles of our CC; our independent compensation consultant, Exequity, which reports directly to our CC; and management, including our CEO, CFO, and Human Resources and Legal departments, in setting our Fiscal 2023 NEO compensation program are summarized below.

During Fiscal 2023, our CC continued to use Exequity for its experience working with our CC and with compensation committees at other technology companies. Our CC analyzed whether Exequity’s role raised any conflict of interests, taking into consideration the following:
•Exequity does not provide any services directly to NVIDIA (although we pay Exequity on the CC’s behalf);
•The percentage of Exequity’s total revenue resulting from fees paid by us on the CC’s behalf;
•Exequity’s conflict of interest policies and procedures;
•Any business or personal relationship between Exequity and an NEO, or between Exequity’s individual compensation advisors and an NEO or any member of our CC; and
•Any NVIDIA stock owned by Exequity or its individual compensation advisors
After considering these factors, our CC determined that Exequity’s work did not create any conflict of interests.
Our CC reviews and approves the compensation of all of our NEOs, and solicits the input of Mr. Huang and Exequity for its NEO compensation decisions. Specifically, at the CC’s direction, Exequity and management recommended a peer group for our Fiscal 2023 executive pay program, which was approved by the CC. Management gathered peer data from the Radford Global Technology Survey, or the Radford Survey, which was considered by Exequity in its analysis of Mr. Huang’s compensation, and by Mr. Huang in his recommendations on our other NEOs’ compensation for Fiscal 2023. The CC considered Exequity’s advice, Mr. Huang’s recommendations, and management’s proposed Fiscal 2023 performance goals prior to making its final and sole decision on all Fiscal 2023 NEO compensation. Ultimately, the CC certified performance-based compensation payouts for the applicable performance periods that concluded at the end of Fiscal 2023 relating to the Variable Cash Plan, SY PSUs granted during Fiscal 2023 and MY PSUs granted during Fiscal 2021. Exequity also advised the CC on the Fiscal 2023 compensation risk analysis prepared by management.
Peer Companies and Market Compensation Data
We believe our peers should be companies that (1) compete with us for executive talent; (2) have established businesses, market presence, and complexity similar to us; and (3) are generally of similar size to us, as measured by revenue and/or market capitalization at roughly 0.5-3.5x of us. After consultation with management, the CC determined that the existing peer group generally continued to be appropriate for Fiscal 2023, except for removing Tesla, Inc., as their compensation model differs significantly from ours, and adding Netflix, Inc. and Visa Inc. due to their revenues and market capitalizations being similar to ours:
Fiscal 2023 Peer Group

Adobe Inc. (ADBE)	International Business Machines Corporation (IBM)	Oracle Corporation (ORCL)	SAP SE (SAP)
Advanced Micro Devices, Inc. (AMD)	Intel Corporation (INTC)	PayPal Holdings, Inc. (PYPL)	Texas Instruments Incorporated (TXN)
Broadcom Limited (AVGO)	Intuit Inc. (INTU)	Qualcomm Incorporated (QCOM)	Visa Inc. (V)
Cisco Systems, Inc. (CSCO)	Netflix, Inc. (NFLX)	Salesforce, Inc. (CRM)	VMware, Inc. (VMW)
Our CC chose each member of the peer group after considering a combination of the factors described above. As a result, while some of our compensation peer group members may be smaller or larger than us in terms of market capitalization or revenue, the CC has determined that such companies were still within a reasonable range of sizes compared to us and should be included in the peer group because we compete with them for talent and because they have established businesses with complexity similar to ours.
In determining our Fiscal 2023 peer group, the CC reviewed our trailing 12-month revenue (as previously reported up through our third quarter results for Fiscal 2022) and market capitalization as of November 2021, compared to the median of our peer group companies, which was as follows:

	Revenue	Market Capitalization
Fiscal 2023 Peer Group Median	$27.2 billion	$218.5 billion
NVIDIA	$24.3 billion	$781.8 billion
Our CC reviews market practices and compensation data from the Radford Survey for peer companies’ comparably situated executives when determining the components of our executive compensation program, as well as total compensation. We compare the total compensation opportunity for our NEOs and similarly situated executives at the 25th, 50th and 75th percentiles of peer company data where available, and the CC considers the factors below in determining NEO compensation opportunities.

Factors Used in Determining Executive Compensation
In addition to peer data, our CC considers the following factors in making executive compensation decisions. The weight given to each factor may differ among NEOs and each component of pay, and is subject to the CC’s sole discretion.

✓ The need to attract and retain talent in a highly competitive industry
✓ Stockholder feedback regarding our executive pay
✓ The simplicity of the overall program and the transparency of the performance metrics
✓ An NEO’s past performance and anticipated future contributions
✓ Our financial performance and forecasted results
✓ The need for NEOs to address new business challenges
✓ Changes in the scale and complexity of our business
✓ Each NEO’s current total compensation

✓ Each NEO’s unvested equity
✓ Internal pay equity relative to similarly situated executives and the scope and complexity of the department(s) or function(s) the NEO manages
✓ Our CEO’s recommendations for the other NEOs, including his understanding of each NEO’s performance, capabilities, contributions
✓ Our CC’s independent judgment
✓ Our philosophy that an NEO’s total compensation opportunity and percentage of at-risk pay should increase with responsibility
✓ The total compensation cost and stockholder dilution, including from executive compensation, to maintain a responsible cost structure for our compensation programs (1)

(1) See Note 4, Stock-Based Compensation of our Form 10-K consolidated financial statements for a discussion of stock-based compensation cost.
Components of Pay
Taking into account (i) the Company’s Fiscal 2023 outlook at the time of determining executive compensation, (ii) stockholder feedback from our annual outreach efforts, and (iii) strong Fiscal 2022 say-on-pay approval, the CC maintained the same elements for our executive pay program for Fiscal 2023, with some adjustments to increase the proportion of at-risk pay. The primary components of NVIDIA’s Fiscal 2023 executive compensation program, which are granted or determined annually in March, are summarized below:

	Fixed Compensation	At-Risk Compensation
	Base Salary	Variable Cash	SY PSUs	MY PSUs	RSUs (1)
Form	Cash	Cash	Equity	Equity	Equity
Who Receives	NEOs	NEOs	NEOs	NEOs	NEOs except our CEO
Performance Measure	N/A	Revenue (determines cash payout)	Non-GAAP Operating Income (determines number of shares eligible to vest)	TSR relative to the S&P 500 (determines number of shares eligible to vest)	N/A
Performance Period	N/A	1 year	1 year	3 years	N/A
Vesting Period	N/A	N/A	4 years from grant	3 years from grant	4 years from grant
Vesting Terms	N/A	N/A	If at least Threshold achieved, 25% on approximately the 1-year anniversary of the grant date; 6.25% quarterly thereafter	If at least Threshold achieved, 100% on approximately the 3-year anniversary of the grant date	6.25% vests quarterly from the grant date (2)
Timeframe Emphasized	Annual	Annual	Long-term	Long-term	Long-term
Purpose	Compensate for expected day-to-day performance	Reward for annual corporate financial performance	Align with stockholder interests by linking NEO pay to annual operational performance	Align with long-term stockholder interests by linking NEO pay to multi-year relative shareholder return	Align with stockholder interests by linking NEO pay to stock price performance
Maximum Amount That Can Be Earned	N/A	200% of target opportunity under our Variable Cash Plan	150% of Mr. Huang’s SY PSU target opportunity and 200% of our other NEOs’ respective SY PSU target opportunity Ultimate value delivered depends on stock price on date earned and shares vest	150% of Mr. Huang’s MY PSU target opportunity and 200% of our other NEOs’ respective MY PSU target opportunity Ultimate value delivered depends on stock price on date earned and shares vest	100% of grant Ultimate value delivered depends on stock price on date shares vest
(1) Our CC considers RSUs to be at-risk pay because the realized value depends on our stock price, a financial performance measure.
(2) Reflects vesting schedule for annual performance RSU grants. New hire RSU grants vest as to 25% on approximately the 1-year anniversary of the grant date, and 6.25% quarterly thereafter.

% of CEO Fiscal 2023 Target Pay (3)
96% of Target Pay At-Risk

Base Salary 4%
Variable Cash 8%
MY PSUs 44%
SY PSUs 44%

% of Other NEO Fiscal 2023 Target Pay [3]
92% of Target Pay At-Risk

Base Salary 8%
Variable Cash 3%
RSUs 35%
SY PSUs 49%
MY PSUs 4%

(3) Based on total target pay as approved by the CC, consisting of annual base salary, and, assuming the Company achieves Base Operating Plan or Target level performance goals, target payout opportunity under our Variable Cash Plan, and target equity opportunities the CC intended to deliver.

We provide our NEOs with insurance benefits and eligibility to participate in our ESPP and 401(k) plan on the same basis as our other employees. We may also provide perquisites to our NEOs from time to time. For more information about the other compensation and benefits we provide to our NEOs, including in Fiscal 2023, see the section below titled Other Compensation and Benefits.

Compensation Actions and Achievements
Stockholder Outreach and Feedback
We value stockholder feedback and conduct an annual stockholder outreach program. During the Fall of 2021, in preparing for Fiscal 2023 compensation decisions, we contacted our top institutional holders who held approximately 1% or more of our stock, with an aggregate ownership of approximately 32% of our common stock outstanding. Members of management and the Board, including our Lead Director and a member of our CC, ultimately discussed executive compensation with representatives of stockholders holding an aggregate of approximately 18% of our common stock. Our stockholders generally provided positive feedback on our pay for performance alignment, and some inquired whether we would consider incorporating environmental, social and corporate governance metrics into compensation programs.

After considering their feedback and the say-on-pay approval rate of 93% of our NEOs’ Fiscal 2022 compensation, our CC determined to maintain the same elements and metrics for our Fiscal 2023 NEO pay program, but (i) increased the target equity value for each NEO by $2 million, which increased the proportion of “at-risk” target pay, and (ii) set the Threshold performance goals for revenue and Non-GAAP Operating Income above record-level Fiscal 2022 results, both of which further aligned pay with performance, as described below. Our CC believes that continuing to structure the performance-based components of our executive pay program solely around NVIDIA’s corporate financial performance goals appropriately aligns the motivation of management with the interests of our stockholders.
In the Fall of 2022, members of management and the Board, including our Lead Director and a member of our CC, again engaged in stockholder outreach. The CC considered the feedback from these meetings in making decisions regarding the current Fiscal 2024 executive compensation program.
Total Target Compensation Approach
In evaluating Fiscal 2023 compensation, our CC reviewed each NEO’s total target pay opportunity and distribution across different pay elements. Our CC compared Mr. Huang’s base salary, target variable cash opportunity, target equity opportunity, and total target pay against chief executives of our peer companies. For our other NEOs, their respective total target pay was reviewed by Mr. Huang against similarly situated executives of our peer companies, where available. This market reference, along with his evaluation of internal pay equity, individual performance, level of unvested equity and increasing complexity of our executives’ roles, informed Mr. Huang’s recommendations of the other NEOs’ compensation to the CC. The CC also considered the factors discussed above in Factors Used in Determining Executive Compensation and the CC’s compensation objectives for Fiscal 2023. Our CC did not use a single formula or assign a specific weight to any one factor in determining each NEO’s target pay. Instead, our CC used its business judgment and experience to set total target compensation, mix of cash and equity, and fixed and at-risk pay opportunities for each NEO to achieve our program’s objectives. When the CC set each element of pay for an NEO, it considered the context of the levels of the other pay elements, and the resulting total target pay for such NEO. The CC established amounts and a structure that it believed would allow our NEOs to realize above-market value from equity awards and variable cash incentives only upon exceptional corporate performance.
Continued Emphasis on Long-Term, At-Risk, Performance-Based Equity Awards
For Fiscal 2023, the CC decided that the largest portion of NEOs’ total target pay would remain in the form of at-risk equity with performance-based vesting. The CC believes an emphasis on long-term, at-risk opportunities drives results and increases NEO and stockholder alignment, while providing sufficient annual cash compensation to be competitive and retain our NEOs. The PSUs and RSUs provide long-term incentives and retention benefits because our NEOs must achieve, for PSUs, the predetermined performance goal and, for both PSUs and RSUs, remain with us for a longer term (3 years for MY PSUs and 4 years for SY PSUs and RSUs) to fully vest in the awards.
The CC concluded that, given Mr. Huang’s position as CEO, 100% of his equity grants should be at-risk and performance-based, tightly aligning his interests with stockholders. Consistent with its practice last year, the CC granted Mr. Huang’s target equity opportunity 100% in the form of SY PSUs (which value is aligned with our annual Non-GAAP Operating Income performance) and MY PSUs (which value is aligned with our 3-year relative stock price performance), evenly split between both forms of PSUs to emphasize both shorter-term and longer-term performance. For each of our other NEOs, the CC, after considering Mr. Huang’s recommendations, provided 40% of the target equity opportunity in the form of RSUs and 60% of the target equity opportunity in the form of PSUs. The CC determined this mix provided an appropriate balance, by placing a greater emphasis on awards contingent upon achievement of performance goals while still providing a meaningful amount of time-vesting RSUs to encourage retention.
Setting Executive Compensation Values
For Fiscal 2023, the CC determined that increases to each NEO’s total target pay were appropriate due to the greater complexity of the Company and the increased scope of their roles and responsibilities within a larger organization.
Specifically, the CC decided to increase Mr. Huang’s total target pay by $2 million, representing an increase of approximately 9% from Fiscal 2022 total target pay, to more closely align his compensation to the median of peer company chief executive officers. This increase was equally distributed across SY PSUs and MY PSUs to reinforce the CC’s emphasis on at-risk, performance-based awards with a long-term focus.
In recognition of our other NEOs’ growing responsibilities within the Company, the CC similarly adjusted each of their target equity opportunities by $2 million, representing an average increase of approximately 22% from Fiscal 2022 total target pay, to maintain internal pay equity with our NEOs. This increase was distributed across RSUs, SY PSUs and MY PSUs to maintain the proportional weighting of 40%, 55% and 5%, respectively. This distribution reinforced the CC’s goal to balance at-risk, performance-based awards with a long-term focus.
Determining Equity Award Amounts
To determine actual shares of RSUs and target numbers of SY PSUs and MY PSUs awarded to our NEOs, the CC divided the target compensation values they had set, as described above, by the 30-calendar day trailing average closing price of our common stock ending on the last day of the calendar month prior to the date of grant, which was used instead of the stock price on the date of grant to provide a value less susceptible to possible volatility in the market. The CC understands that using a historical average stock price can result in the ultimate grant date value of an award as required to be reported in the Summary Compensation Table under ASC 718 being different than the target equity opportunity value. The CC considered various approaches to granting awards and determined the process described above is appropriate at this time.
The target number of SY PSUs would be eligible to vest upon the Company’s achievement of Fiscal 2023 Non-GAAP Operating Income at the Base Operating Plan level. If the Company achieved Fiscal 2023 Non-GAAP Operating Income at the Stretch Operating Plan level or more, the maximum number of SY PSUs would be eligible to vest, capped at 150% of Mr. Huang’s, and 200% of our other NEOs’ respective, SY PSU target opportunities. If the Company achieved Fiscal 2023 Non-GAAP Operating Income at the Threshold level, the minimum number of SY PSUs would be eligible to vest, equivalent to 50% of our NEOs’ respective SY PSU target opportunities.
The target number of MY PSUs would be eligible to vest upon the Company’s achievement of TSR relative to the S&P 500 from the start of Fiscal 2021 to the end of Fiscal 2023, or the 3-Year Relative TSR, at Target level. If the Company achieved 3-Year Relative TSR at Stretch level or more, the maximum number of MY PSUs would be eligible to vest, capped at 150% of Mr. Huang’s, and 200% of our other NEOs’ respective, MY PSU target opportunities. If the Company achieved 3-Year Relative TSR at Threshold level, the minimum number of MY PSUs would be eligible to vest, equivalent to 25% of our NEOs’ respective MY PSU target opportunities.
No PSUs would be eligible to vest if the applicable Threshold performance level was not achieved. Any PSUs determined to be unearned would be cancelled.

Performance Metrics and Goals for Executive Compensation
Based on the Fiscal 2023 plan as approved by the Board, the CC set performance metrics and goals for NEO pay, as set forth below:

PERFORMANCE METRICS
	Variable Cash Plan	SY PSUs	MY PSUs
Metric	Revenue	Non-GAAP Operating Income	TSR relative to the S&P 500
Timeframe	1 year	1 year	3 years
CC’s Rationale for Metric	Drives value, contributes to Company’s long-term success Focuses on growth in new and existing markets Distinct, separate metric from Non-GAAP Operating Income	Drives value, contributes to Company’s long-term success Reflects our annual revenue generation and effective operating expense management Distinct, separate metric from revenue
Aligns directly with long-term shareholder value creation
Provides comparison of our stock price performance, including dividends, against a capital market index in which we compete
Relative performance goal accounts for macroeconomic factors impacting the market

PERFORMANCE GOALS
	Variable Cash Plan		SY PSUs		MY PSUs
	Fiscal 2023 Revenue	Payout as a % of Target Opportunity (1)	Fiscal 2023 Non-GAAP Operating Income (2)	Shares Eligible to Vest as a % of Target Opportunity (1)	Fiscal 2021 to 2023 3-Year Relative TSR (3)	Shares Eligible to Vest as a % of Target Opportunity (1)
Threshold	$29.6 billion	50%	$13.2 billion	50%	25th percentile	25%
Base Operating Plan (Target for MY PSUs)	$33.5 billion	100%	$15.8 billion	100%	50th percentile	100%
Stretch Operating Plan (Stretch for MY PSUs)	$38.0 billion	200%	$18.3 billion	CEO 150%; Other NEOs 200%	75th percentile	CEO 150%; Other NEOs 200%
(1)For achievement between Threshold and Base Operating Plan (or Target for MY PSUs), or alternatively between Base Operating Plan (or Target for MY PSUs) and Stretch Operating Plan (or Stretch for MY PSUs), payouts would be determined using straight-line interpolation. Achievement less than Threshold would result in no payout, and exceeding Stretch Operating Plan (or Stretch for MY PSUs) would result in the capped maximum payout.
(2)See Reconciliation of Non-GAAP Financial Measures below for a reconciliation between the non-GAAP financial measures and GAAP results.
(3)MY PSUs covering the Fiscal 2021 to 2023 performance period were granted in Fiscal 2021. MY PSUs granted in Fiscal 2023 cover the Fiscal 2023 to 2025 performance period and consist of the same performance goal structure and payout opportunities.

Each of the performance goal levels as described above were set by the CC with the following objectives:
•Threshold was uncertain, but attainable and high enough to create value; represented an appropriately decelerated payout for performance below Base Operating Plan (or Target for MY PSUs)
•Base Operating Plan (or Target for MY PSUs) was uncertain but attainable with significant effort and execution success; included budgeted investments in future businesses and revenue growth (and for PSUs, gross margin growth) considering macroeconomic conditions and reasonable but challenging growth estimates for ongoing and new businesses
•Stretch Operating Plan (or Stretch for MY PSUs) required exceptional achievement; only possible with strong market factors and a very high level of management execution and corporate performance
Fiscal 2023 Performance Achievement
In March 2022, when the CC made their decisions regarding Fiscal 2023 executive compensation, the CC intended for the performance goals to be rigorous and uncertain. As a result, the respective Base Operating Plan level goals for Fiscal 2023 revenue and Non-GAAP Operating Income were set significantly higher than the Fiscal 2022 counterpart goals, as well as record-level Fiscal 2022 actual performance.
Due to the impacts of macroeconomic and market headwinds on our business, Fiscal 2023 revenue and Non-GAAP Operating Income fell short of their respective Threshold performance goals.

In March 2023, the CC certified the Company’s performance achievement with the following payouts:

PERFORMANCE ACHIEVEMENT AND PAYOUTS
	Variable Cash Plan	SY PSUs	MY PSUs (1)
Performance Achievement for Period Ended Fiscal 2023	$27.0 billion revenue (2)	$9.0 billion Non-GAAP Operating Income (2) (3)	3-year TSR of 189% (2) 99th percentile relative to S&P 500
Payout as % of Target Opportunity	0%	0%	CEO 150%; Other NEOs 200% (4)
(1)Represents performance achievement and payout of MY PSUs granted in Fiscal 2021, with a performance period measured from the start of Fiscal 2021 to the end of Fiscal 2023.
(2)Revenue is GAAP revenue, as the Company reports in its respective earnings materials. Non-GAAP Operating Income is GAAP operating income as the Company reports in its respective earnings materials, excluding stock-based compensation expense, acquisition termination cost, acquisition-related costs, restructuring costs, IP-related costs, legal settlement costs, contributions and other costs. Consistent with prior years, 3-year TSR for purposes of the MY PSUs represents cumulative stock price appreciation, with dividends reinvested, and is measured based on the average closing stock price for the 60 trading days preceding the start, and preceding and including the last day, of the 3-year performance period. This averaging period mitigates the impact of one-day or short-term stock price fluctuations at the beginning or end of the performance period.
(3)See Reconciliation of Non-GAAP Financial Measures below for a reconciliation between the non-GAAP financial measures and GAAP results.
(4)100% of the eligible MY PSUs vested on March 15, 2023.

The following charts illustrate how the Fiscal 2023 revenue and Non-GAAP Operating Income performance goals and achievement compared to their Fiscal 2022 counterparts.

Variable Cash Plan
Revenue ($B)
$40
$34
$28
$22
$16
$10
Stretch Operating Plan
$38.0
Base Operating Plan
$33.5
Threshold
$29.6
$26.9
Fiscal 2022
Revenue
$27.0
Fiscal 2023
Revenue
$23.3
$20.5
$18.5
50%
100%
200%
Award Payout as Percentage of Target Opportunity
Fiscal 2023 Actual Achievement
Fiscal 2022 Actual Achievement
Fiscal 2023 Goals
Fiscal 2022 Goals

SY PSUs

$20
$16
$12
$8
$4
$0
Non-GAAP Operating Income ($B)
Threshold
Base Operating Plan
Stretch Operating Plan
$13.2
$15.8
$18.3
$12.7
Fiscal 2022 Non-GAAP
Operating Income
$9.0
Fiscal 2023 Non-GAAP
Operating Income
$7.0
$8.3
$10.1
50%
100%
200% (1)
Award Payout as Percentage of Target Opportunity
Fiscal 2023 Actual Achievement
Fiscal 2022 Actual Achievement
Fiscal 2023 Goals
Fiscal 2022 Goals

(1) A maximum payout of 200% of Fiscal 2022 target opportunity was earned by our NEOs other than our CEO; our CEO earned a maximum payout of 150% of his Fiscal 2022 target opportunity.

For purposes of the MY PSUs granted in Fiscal 2021 and Fiscal 2020, achieving 3-year TSR relative to the S&P 500 at:
•The Threshold level of 25th percentile = 25% of each NEO’s target number of MY PSUs becoming eligible to vest
•The Target level of 50th percentile = 100% of each NEO’s target number of MY PSUs becoming eligible to vest
•The Stretch level of 75th percentile = 150% of our CEO’s, and 200% of our other NEOs’, respective target number of MY PSUs becoming eligible to vest
For the MY PSUs granted in Fiscal 2021, NVIDIA’s Fiscal 2021 to 2023 3-year TSR of 189% placed the Company in the 99th percentile of the S&P 500. As a result of the Company achieving Stretch performance, the maximum number of our NEOs’ MY PSUs granted during Fiscal 2021 — that is, 150% of our CEO’s, and 200% of our other NEOs’, respective target MY PSU opportunities — became eligible to vest.
For the MY PSUs granted in Fiscal 2020, NVIDIA’s Fiscal 2020 to 2022 3-year TSR of 626% placed the Company in the 100th percentile of the S&P 500. As a result of the Company achieving Stretch performance, the maximum number of our NEOs’ MY PSUs granted during Fiscal 2020 — that is, 150% of our CEO’s, and 200% of our other NEOs’, respective target MY PSU opportunities — became eligible to vest.
Achievement of goals for MY PSUs granted during Fiscal 2022 and Fiscal 2023 will be determined after the applicable performance periods conclude in January 2024 and January 2025, respectively.

Target Fiscal 2023 Compensation Actions and Performance-Based Payouts
The CC’s target Fiscal 2023 compensation actions are summarized below for each NEO, reflecting the target value of the variable cash and equity opportunities the CC intended to deliver, as well as the variable cash earned and PSUs which became eligible to vest. The performance for MY PSUs granted in Fiscal 2023 will be determined after the end of Fiscal 2025.
The CC considered the factors set forth in Factors Used in Determining Executive Compensation above to make Fiscal 2023 changes to and set total target pay opportunity for each NEO, which are described in Compensation Actions and Achievements - Setting Executive Compensation Values above.

Jen-Hsun Huang President & CEO	Target Pay ($)	Fiscal 2023 Compensation Actions	Fiscal 2023 Performance-Based Payouts
Base Salary	1,000,000	Unchanged from Fiscal 2022
Variable Cash	2,000,000	Target pay unchanged from Fiscal 2022	Fiscal 2023 revenue fell short of Threshold performance goal, resulting in no payout under Variable Cash Plan
Cash	3,000,000	Unchanged from Fiscal 2022
SY PSUs	10,999,879	Up $1 million, or 10%, from Fiscal 2022; 44,675 shares target opportunity granted in Fiscal 2023	Fiscal 2023 Non-GAAP Operating Income fell short of Threshold performance goal, resulting in no SY PSUs becoming eligible to vest
MY PSUs	10,999,879	Up $1 million, or 10%, from Fiscal 2022; 44,675 shares target opportunity granted in Fiscal 2023	Fiscal 2021 to 2023 3-Year Relative TSR for MY PSUs granted in Fiscal 2021 achieved at Stretch, resulting in 150% of target opportunity (116,176 shares) becoming eligible to vest
Equity	21,999,758	Up $2 million, or 10%, from Fiscal 2022 target
Total	24,999,758	Up 9% from Fiscal 2022 target

Colette M. Kress EVP & CFO	Target Pay ($)	Fiscal 2023 Compensation Actions	Fiscal 2023 Performance-Based Payouts
Base Salary	900,000	Unchanged from Fiscal 2022
Variable Cash	300,000	Target pay unchanged from Fiscal 2022	Fiscal 2023 revenue fell short of Threshold performance goal, resulting in no payout under Variable Cash Plan
Cash	1,200,000	Unchanged from Fiscal 2022
SY PSUs	5,939,811	Up $1.1 million, or 23%, from Fiscal 2022; 24,124 shares target opportunity granted in Fiscal 2023	Fiscal 2023 Non-GAAP Operating Income fell short of Threshold performance goal, resulting in no SY PSUs becoming eligible to vest
MY PSUs	539,960	Up $100 thousand, or 23%, from Fiscal 2022; 2,193 shares target opportunity granted in Fiscal 2023	Fiscal 2021 to 2023 3-Year Relative TSR for MY PSUs granted in Fiscal 2021 achieved at Stretch, resulting in 200% of target opportunity (10,536 shares) becoming eligible to vest
RSUs	4,319,930	Up $0.8 million, or 23%, from Fiscal 2022; 17,545 shares granted in Fiscal 2023
Equity	10,799,701	Up $2 million, or 23%, from Fiscal 2022 target
Total	11,999,701	Up 20% from Fiscal 2022 target

Ajay K. Puri EVP, Worldwide Field Operations	Target Pay ($)	Fiscal 2023 Compensation Actions	Fiscal 2023 Performance-Based Payouts
Base Salary	950,000	Unchanged from Fiscal 2022
Variable Cash	650,000	Target pay unchanged from Fiscal 2022	Fiscal 2023 revenue fell short of Threshold performance goal, resulting in no payout under Variable Cash Plan
Cash	1,600,000	Unchanged from Fiscal 2022
SY PSUs	5,719,937	Up $1.1 million, or 24%, from Fiscal 2022; 23,231 shares target opportunity granted in Fiscal 2023	Fiscal 2023 Non-GAAP Operating Income fell short of Threshold performance goal, resulting in no SY PSUs becoming eligible to vest
MY PSUs	519,770	Up $100 thousand, or 24%, from Fiscal 2022; 2,111 shares target opportunity granted in Fiscal 2023	Fiscal 2021 to 2023 3-Year Relative TSR for MY PSUs granted in Fiscal 2021 achieved at Stretch, resulting in 200% of target opportunity (9,920 shares) becoming eligible to vest
RSUs	4,159,887	Up $0.8 million, or 24%, from Fiscal 2022; 16,895 shares granted in Fiscal 2023
Equity	10,399,594	Up $2 million, or 24%, from Fiscal 2022 target
Total	11,999,594	Up 20% from Fiscal 2022 target

Debora Shoquist EVP, Operations	Target Pay ($)	Fiscal 2023 Compensation Actions	Fiscal 2023 Performance-Based Payouts
Base Salary	850,000	Unchanged from Fiscal 2022
Variable Cash	250,000	Target pay unchanged from Fiscal 2022	Fiscal 2023 revenue fell short of Threshold performance goal, resulting in no payout under Variable Cash Plan
Cash	1,100,000	Unchanged from Fiscal 2022
SY PSUs	4,894,854	Up $1.1 million, or 29%, from Fiscal 2022; 19,880 shares target opportunity granted in Fiscal 2023	Fiscal 2023 Non-GAAP Operating Income fell short of Threshold performance goal, resulting in no SY PSUs becoming eligible to vest
MY PSUs	444,920	Up $100 thousand, or 29%, from Fiscal 2022; 1,807 shares target opportunity granted in Fiscal 2023	Fiscal 2021 to 2023 3-Year Relative TSR for MY PSUs granted in Fiscal 2021 achieved at Stretch, resulting in 200% of target opportunity (9,144 shares) becoming eligible to vest
RSUs	3,559,849	Up $0.8 million, or 29%, from Fiscal 2022; 14,458 shares granted in Fiscal 2023
Equity	8,899,623	Up $2 million, or 29%, from Fiscal 2022 target
Total	9,999,623	Up 25% from Fiscal 2022 target

Timothy S. Teter EVP, General Counsel & Secretary	Target Pay ($)	Fiscal 2023 Compensation Actions	Fiscal 2023 Performance-Based Payouts
Base Salary	850,000	Unchanged from Fiscal 2022
Variable Cash	250,000	Target pay unchanged from Fiscal 2022	Fiscal 2023 revenue fell short of Threshold performance goal, resulting in no payout under Variable Cash Plan
Cash	1,100,000	Unchanged from Fiscal 2022
SY PSUs	4,894,854	Up $1.1 million, or 29%, from Fiscal 2022; 19,880 shares target opportunity granted in Fiscal 2023	Fiscal 2023 Non-GAAP Operating Income fell short of Threshold performance goal, resulting in no SY PSUs becoming eligible to vest
MY PSUs	444,920	Up $100 thousand, or 29%, from Fiscal 2022; 1,807 shares target opportunity granted in Fiscal 2023	Fiscal 2021 to 2023 3-Year Relative TSR for MY PSUs granted in Fiscal 2021 achieved at Stretch, resulting in 200% of target opportunity (6,048 shares) becoming eligible to vest
RSUs	3,559,849	Up $0.8 million, or 29%, from Fiscal 2022; 14,458 shares granted in Fiscal 2023
Equity	8,899,623	Up $2 million, or 29%, from Fiscal 2022 target
Total	9,999,623	Up 25% from Fiscal 2022 target
Additional Executive Compensation Practices, Policies, and Procedures
Other Compensation and Benefits
Consistent with prevalent practices among large, multinational companies, and in accordance with the executive security program established by our Board based on an independent third-party security assessment, NVIDIA provides our CEO with personal security protection. We require that authorized security personnel be present at Mr. Huang’s residence, and that Mr. Huang be driven to and from work, and to and from business meetings, by a security driver in a car leased by NVIDIA, or by an authorized car service. We also conduct ongoing third-party assessments to monitor and help determine Mr. Huang’s overall security needs.

We do not consider these additional security arrangements to be a personal benefit to Mr. Huang because they arise from the nature of his employment responsibilities and the related costs have been incurred as required by the Board’s executive security program. However, they have been disclosed in compliance with SEC rules in the “All Other Compensation” column of the Summary Compensation Table below. In Fiscal 2023, the cost for Mr. Huang’s security arrangements included (i) residential security, (ii) security monitoring services, and (iii) the down payment and monthly expenses for a car leased by NVIDIA.

We believe these arrangements are reasonable, necessary and in the best interests of NVIDIA and its stockholders, as they enable Mr. Huang to focus on his duties to the Company while ensuring that he and his family members are not exposed to security threats. The CC has implemented an annual process to provide oversight of the nature and cost of executive security measures. In evaluating potential perquisites, we consider the cost to the Company relative to the perceived value to our executives, as well as other corporate governance and employee relations factors.
We also provide medical, vision, dental, and accidental death and disability insurance, matches for health savings account contributions, as well as time off and paid holidays, for our NEOs, on the same basis as our other employees. Like other employees, our NEOs are eligible to participate in our ESPP, unless otherwise prohibited by the rules of the Internal Revenue Service, and our 401(k) plan, which included a Company match of salary deferral contributions of up to $9,000 for each of calendar 2022 and calendar 2023. For Fiscal 2023 (which consisted of most of calendar year 2022 and a portion of calendar year 2023), our NEOs received the following 401(k) matches: Mr. Huang received $9,000, Ms. Kress received $10,500, Mr. Puri received $9,250, Ms. Shoquist received $9,000, and Mr. Teter received $10,500. We believe these benefits are consistent with benefits provided by companies with which we compete for executive-level talent. We do not provide any other perquisites or other personal benefits to our NEOs.

Equity Grant Timing Practices
The CC approves all equity award grants to our NEOs on or before the grant date. The CC’s general practice is to complete its annual executive compensation review and determine performance goals and target compensation for our NEOs, and then equity awards are granted to NEOs and become effective. This process is further described above under the section titled How We Determine Executive Compensation. Accordingly, annual equity awards are typically granted to our NEOs in March. On occasion, the CC may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes. While the CC has discretionary authority to approve equity awards to our NEOs outside of the cycle described above, the CC does not have a practice or policy of granting equity awards in anticipation of the release of material nonpublic information and, in any event, we do not time the release of material non-public information in coordination with grants of equity awards in a manner that intentionally benefits our NEOs.
Stock Ownership Guidelines
The Board believes that executive officers should hold a significant equity interest in NVIDIA. Our Corporate Governance Policies require the CEO to hold shares of our common stock valued at six times his base salary, and our other NEOs to hold shares of our common stock valued at the NEO’s respective base salary. Shares that count toward the ownership guidelines include shares held by the NEO, shares held in trust for the NEO and his/her immediate family, and vested but deferred shares, but not unvested or unexercised equity awards. NEOs have up to five years from appointment to reach the ownership threshold. The stock ownership guidelines are intended to further align NEO interests with stockholder interests. Each NEO currently exceeds the stock ownership requirements.
Compensation Recovery Policy
We have maintained a Compensation Recovery Policy for all employees since 2009. Under this policy, if we are required to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or Form 10-K due to material noncompliance with any financial reporting requirement under the federal securities laws, or a Restatement, and if the Board or a committee of independent directors concludes that our CEO, our CFO or any other employee received a variable compensation payment that would not have been payable if the original interim or annual financial statements had reflected the Restatement, which we refer to as the Overpayment, then:
•Our CEO and our CFO will disgorge the net after-tax portion of the Overpayment; and
•The Board or the committee of independent directors in its sole discretion may require any other employee to repay the Overpayment. In using its discretion, the Board or the independent committee may consider whether such person was involved in the preparation of our financial statements or otherwise caused the need for the Restatement and may, to the extent permitted by applicable law, recoup amounts by (1) requiring partial or full repayment by such person of any variable or incentive compensation or any gains realized on the exercise of stock options or on the open-market sale of vested shares, (2) canceling up to all and any outstanding equity awards held by such person and/or (3) adjusting the future compensation of such person.
The SEC has recently published finalized rules implementing the clawback provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which will require further rulemaking by Nasdaq. We are monitoring the listing standards adopted by Nasdaq and reviewing our Compensation Recovery Policy and will make any necessary updates to comply with the new Nasdaq listing standards regarding clawback policies which are expected to be adopted in calendar year 2023.
Tax and Accounting Implications
Under Section 162(m), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible, excluding certain performance-based compensation that qualifies for an exception pursuant to the transition relief provided by the Tax Cuts and Jobs Act.
The CC looks at a variety of factors in making its decisions and retains the flexibility to provide compensation for the NEOs in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The CC also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
Our CC also considers the impact of Section 409A of the Internal Revenue Code, and in general, our executive plans and programs are designed to comply with the requirements of that section to avoid the possible adverse tax consequences that may arise from non-compliance.
Under ASC 718, the Company is required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Reconciliation of Non-GAAP Financial Measures
A reconciliation between our GAAP operating income and Non-GAAP Operating Income is as follows (in millions):

	Fiscal 2023	Fiscal 2022
GAAP operating income	$4,224	$10,041
Stock-based compensation expense	2,710	2,004
Acquisition termination cost	1,353	—
Acquisition-related and other costs	674	636
Restructuring costs and other	54	—
IP-related and legal settlement costs	23	9
Contributions	2	—
Non-GAAP Operating Income	$9,040	$12,690
We believe these non-GAAP financial measures enhance stockholders’ overall understanding of our historical financial performance. The presentation of our non-GAAP financial measures is not meant to be considered in isolation nor as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.
Risk Analysis of Our Compensation Plans
Company management from Legal, Human Resources and Finance, as well as Exequity, performed an assessment of the Company’s compensation programs and policies for Fiscal 2023 with the oversight of the CC, as generally applicable to our employees to ascertain any potential material risks that may be created by our compensation programs. The assessment focused on programs with variability of payout and the ability of participants to directly affect payout and the controls over participant action and payout—specifically, the Company’s variable cash compensation, equity compensation, and sales incentive compensation programs. We identified the key terms of these programs, potential concerns regarding risk taking behavior, and specific risk mitigation features. The assessment was first presented to our Senior Vice President, Human Resources, our CFO and our General Counsel, and then presented to the CC.
The CC considered the findings of the assessment described above and concluded that our compensation programs, which are structured to recognize both short-term and long-term contributions to the Company, do not create risks which are reasonably likely to have a material adverse effect on our business or financial condition.
The CC believes that the following compensation design features guard against excessive risk-taking:

✓	Our compensation program encourages our employees to remain focused on both our short-term and long-term goals
✓	We design our variable cash and PSU compensation programs for executives so that payouts are based on achievement of corporate performance targets, and we cap the potential award payout
✓	We have internal controls over our financial accounting and reporting which is used to measure and determine the eligible compensation awards under our Variable Cash Plan and our SY PSUs
✓	Financial plan target goals and final awards under our Variable Cash Plan and our SY PSUs are approved by the CC and consistent with the annual operating plan approved by the full Board each year
✓	MY PSUs are designed with a relative goal
✓	We have a compensation recovery policy applicable to all employees that allows NVIDIA to recover compensation paid in situations of fraud or material financial misconduct
✓	The CC monitors burn rate and overhang
✓	All executive officer equity awards have multi-year vesting
✓	We have stock ownership guidelines that we believe are reasonable and are designed to align our executive officers’ interests with those of our stockholders
✓	We enforce a “no-hedging” policy and a “no-pledging” policy involving our common stock which prevents our employees from insulating themselves from the effects of NVIDIA stock price performance

Summary Compensation Table for Fiscal 2023, 2022 and 2021
The following table summarizes information regarding the compensation earned by our NEOs during Fiscal 2023, 2022 and 2021. Fiscal 2023 and 2022 were 52-week years. Fiscal 2021 was a 53-week year.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
Jen-Hsun Huang	2023	996,832	19,666,382	—	693,710	(3)	21,356,924
President and CEO	2022	996,216	18,660,407	4,000,000	81,038		23,737,661
	2021	1,017,355	15,279,780	3,000,000	19,266		19,316,401
Colette M. Kress	2023	897,149	10,004,677	—	15,402	(4)	10,917,228
Executive Vice President and CFO	2022	896,595	8,269,020	600,000	10,312		9,775,927
	2021	915,620	6,595,691	600,000	9,731		8,121,042
Ajay K. Puri	2023	946,990	9,633,991	—	46,717	(4)	10,627,698
Executive Vice President, Worldwide Field Operations	2022	946,406	7,892,819	1,300,000	33,493		10,172,718
	2021	966,487	6,208,052	1,300,000	33,388		8,507,927
Debora Shoquist	2023	847,307	8,244,465	—	23,478	(4)	9,115,250
Executive Vice President, Operations	2022	846,784	6,483,557	500,000	21,478		7,851,819
	2021	864,752	5,722,904	500,000	21,581		7,109,237
Timothy S. Teter	2023	847,307	8,244,465	—	15,402	(4)	9,107,174
Executive Vice President, General Counsel and Secretary	2022	846,784	6,483,557	500,000	12,402		7,842,743
	2021	864,752	3,783,191	500,000	9,921		5,157,864
(1)Amounts shown in this column do not reflect dollar amounts actually received by the NEO. Instead, these amounts reflect the aggregate full grant date fair value calculated in accordance with ASC 718 for the respective fiscal year for grants of RSUs, SY PSUs, and MY PSUs, as applicable. The assumptions used in the calculation of values of the awards are set forth under Note 4 to our consolidated financial statements titled Stock-Based Compensation in our Form 10-K. With regard to the stock awards with performance-based vesting conditions, the reported grant date fair value assumes the probable outcome of the conditions at Base Operating Plan for SY PSUs and Target for MY PSUs, determined in accordance with applicable accounting standards.
Assuming Stretch Operating Plan performance for SY PSUs and Stretch performance for MY PSUs in each of Fiscal 2023, 2022 and 2021, and a stock price equal to the grant date fair value of the SY PSUs and MY PSUs, the value of stock awards granted would be:

	Jen-Hsun Huang		Colette M. Kress		Ajay K. Puri		Debora Shoquist		Timothy S. Teter
Fiscal Year	SY PSU ($)	MY PSU ($)	SY PSU ($)	MY PSU ($)	SY PSU ($)	MY PSU ($)	SY PSU ($)	MY PSU ($)	SY PSU ($)	MY PSU ($)
2023	15,142,257	14,357,535	10,902,118	1,178,299	10,498,554	1,134,240	8,984,170	970,901	8,984,170	970,901
2022	13,897,074	14,093,536	8,968,415	1,047,816	8,559,942	1,000,188	7,031,872	821,923	7,031,872	821,923
2021	14,108,899	8,810,497	7,035,748	1,038,639	6,621,880	977,914	6,104,546	901,416	4,035,208	596,212

(2)As applicable, reflects amounts earned in Fiscal 2023, 2022 and 2021 and paid in March or April of each respective year pursuant to the respective Variable Cash Plan. For further information please see our CD&A above.
(3)Reflects the cost of security arrangements, matches of contributions to our 401(k) savings plan and a health savings account, and imputed income from life insurance coverage. The 401(k) and health savings account contribution matches and insurance coverage are available to all eligible NVIDIA employees. NVIDIA does not consider Mr. Huang’s security arrangements to be a personal benefit because they arise from the nature of Mr. Huang’s employment responsibilities and the related costs have been incurred in accordance with a Board-established security program based on an independent third-party security assessment. However, these expenses are being disclosed in compliance with SEC rules. The cost of Mr. Huang’s security arrangements for Fiscal 2023 included (a) $565,305 for residential security, (b) $90,217 for security monitoring services, and (c) $13,483 for a car leased by NVIDIA; the match of 401(k) and health savings account contributions was $11,500; and imputed income from life insurance coverage was $13,206.
(4)Reflects matches of contributions to our 401(k) savings plan and imputed income from life insurance coverage. These benefits are available to all eligible NVIDIA employees. For Fiscal 2023, the match of 401(k) contributions was $10,500 for Ms. Kress, $9,250 for Mr. Puri, $9,000 for Ms. Shoquist and $10,500 for Mr. Teter; and imputed income from life insurance coverage was $37,467 for Mr. Puri and $14,478 for Ms. Shoquist.

Grants of Plan-Based Awards for Fiscal 2023
The following table provides information regarding all grants of plan-based awards that were made to or earned by our NEOs during Fiscal 2023. The information in this table supplements the dollar value of stock awards set forth in the Summary Compensation Table for Fiscal Years 2023, 2022 and 2021. The PSU and RSU awards set forth in the following table were made under our 2007 Plan. PSUs are eligible to vest based on performance against pre-established criteria. All equity awards listed are subject to service-based vesting.

Name		Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
	Type of Award			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jen-Hsun Huang	SY PSU	3/10/22	3/3/22		—		22,338	44,675	67,013	—	10,094,763	(5)
	MY PSU	3/10/22	3/3/22		—		11,169	44,675	67,013	—	9,571,619
	Variable Cash Plan	3/3/22	3/3/22	1,000,000	2,000,000	4,000,000		—		—	—
Colette M. Kress	SY PSU	3/10/22	3/3/22		—		12,062	24,124	48,248	—	5,451,059	(5)
	MY PSU	3/10/22	3/3/22		—		548	2,193	4,386	—	589,149
	RSU	3/10/22	3/3/22		—			—		17,545	3,964,468
	Variable Cash Plan	3/3/22	3/3/22	150,000	300,000	600,000		—		—	—
Ajay K. Puri	SY PSU	3/10/22	3/3/22		—		11,616	23,231	46,462	—	5,249,277	(5)
	MY PSU	3/10/22	3/3/22		—		528	2,111	4,222	—	567,120
	RSU	3/10/22	3/3/22		—			—		16,895	3,817,594
	Variable Cash Plan	3/3/22	3/3/22	325,000	650,000	1,300,000		—		—	—
Debora Shoquist	SY PSU	3/10/22	3/3/22		—		9,940	19,880	39,760	—	4,492,085	(5)
	MY PSU	3/10/22	3/3/22		—		452	1,807	3,614	—	485,451
	RSU	3/10/22	3/3/22		—			—		14,458	3,266,930
	Variable Cash Plan	3/3/22	3/3/22	125,000	250,000	500,000		—		—	—
Timothy S. Teter	SY PSU	3/10/22	3/3/22		—		9,940	19,880	39,760	—	4,492,085	(5)
	MY PSU	3/10/22	3/3/22		—		452	1,807	3,614	—	485,541
	RSU	3/10/22	3/3/22		—			—		14,458	3,266,930
	Variable Cash Plan	3/3/22	3/3/22	125,000	250,000	500,000		—		—	—
(1)Represents range of awards payable under our Fiscal 2023 Variable Cash Plan.
(2)Represents range of shares eligible to be earned with respect to PSUs.
(3)Represents RSUs granted.
(4)Amounts shown in this column do not reflect dollar amounts actually received by the NEO. Instead, these amounts reflect the aggregate full grant date fair value calculated in accordance with ASC 718 for the awards. The assumptions used in the calculation of values of the awards are set forth under Note 4 to our consolidated financial statements titled Stock-Based Compensation in our Form 10-K. With regard to the stock awards with performance-based vesting conditions, the reported grant date fair value assumes the probable outcome of the conditions at Base Operating Plan performance for SY PSUs and Target performance for MY PSUs, determined in accordance with applicable accounting standards.
(5)Performance achievement for Fiscal 2023 fell below the Threshold goal and as a result, none of these SY PSUs were earned.

Outstanding Equity Awards as of January 29, 2023
The following table presents information regarding outstanding equity awards held by our NEOs as of January 29, 2023.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($) (2)
Jen-Hsun Huang	475,000	—	4.000	9/17/2023	—		—	—		—
	—	—	—	—	10,848	(3)	2,209,195	—		—
	—	—	—	—	72,612	(4)	14,787,434	—		—
	—	—	—	—	116,176	(5)	23,659,242	—		—
	—	—	—	—	59,100	(6)	12,035,715	—		—
	—	—	—	—	—		—	105,060	(7)	21,395,469
	—	—	—	—	—		—	67,013	(8)	13,647,197
Colette M. Kress	—	—	—	—	1,976	(9)	402,412	—		—
	—	—	—	—	3,156	(3)	642,719	—		—
	—	—	—	—	13,168	(10)	2,681,663	—		—
	—	—	—	—	36,216	(4)	7,375,388	—		—
	—	—	—	—	10,536	(5)	2,145,656	—		—
	—	—	—	—	13,868	(11)	2,824,218	—		—
	—	—	—	—	38,144	(6)	7,768,026	—		—
	—	—	—	—	14,256	(12)	2,903,234	—		—
	—	—	—	—	—		—	6,160	(7)	1,254,484
	—	—	—	—	—		—	4,386	(8)	893,209
Ajay K. Puri	—	—	—	—	2,076	(9)	422,777	—		—
	—	—	—	—	3,232	(3)	658,197	—		—
	—	—	—	—	12,396	(10)	2,524,445	—		—
	—	—	—	—	34,080	(4)	6,940,392	—		—
	—	—	—	—	9,920	(5)	2,020,208	—		—
	—	—	—	—	13,240	(11)	2,696,326	—		—
	—	—	—	—	36,408	(6)	7,414,489	—		—
	—	—	—	—	13,728	(12)	2,795,707	—		—
	—	—	—	—	—		—	5,880	(7)	1,197,462
	—	—	—	—	—		—	4,222	(8)	859,810
Debora Shoquist	—	—	—	—	1,376	(9)	280,222	—		—
	—	—	—	—	2,344	(3)	477,356	—		—
	—	—	—	—	11,428	(10)	2,327,312	—		—
	—	—	—	—	31,424	(4)	6,399,498	—		—
	—	—	—	—	9,144	(5)	1,862,176	—		—
	—	—	—	—	10,872	(11)	2,214,083	—		—
	—	—	—	—	29,904	(6)	6,089,950	—		—
	—	—	—	—	11,748	(12)	2,392,480	—		—
	—	—	—	—	—		—	4,832	(7)	984,037
	—	—	—	—	—		—	3,614	(8)	735,991
Timothy S. Teter	—	—	—	—	928	(9)	188,987	—		—
	—	—	—	—	1,976	(3)	402,412	—		—
	—	—	—	—	7,556	(10)	1,538,779	—		—
	—	—	—	—	20,768	(4)	4,229,403	—		—
	—	—	—	—	6,048	(5)	1,231,675	—		—
	—	—	—	—	10,872	(11)	2,214,083	—		—
	—	—	—	—	29,904	(6)	6,089,950	—		—
	—	—	—	—	11,748	(12)	2,392,480	—		—
	—	—	—	—	—		—	4,832	(7)	984,037
	—	—	—	—	—		—	3,614	(8)	735,991
(1)Unless otherwise noted, represents the closing price of our common stock as reported by Nasdaq on the date of grant which is the exercise price per share of stock option grants made pursuant to our 2007 Plan.

(2)Calculated by multiplying the number of RSUs or PSUs that have not vested or have not been earned, as applicable, by the closing price ($203.65) of NVIDIA’s common stock on January 27, 2023, the last trading day before the end of our Fiscal 2023, as reported by Nasdaq.
(3)The RSU was earned on January 26, 2020, based on achievement of a performance goal. The RSU vested as to 25% of the shares on March 18, 2020, and vested as to 6.25% approximately every three months thereafter over the next three years such that the RSU was fully vested on March 15, 2023.
(4)The RSU was earned on January 31, 2021, based on achievement of a performance goal. The RSU vested as to 25% of the shares on March 17, 2021, and vests as to 6.25% approximately every three months thereafter over the next three years such that the RSU will be fully vested on March 20, 2024.
(5)The RSU was earned on January 29, 2023, based on achievement of a performance goal. The RSU vested as to 100% of the shares on March 15, 2023.
(6)The RSU was earned on January 30, 2022, based on achievement of a performance goal. The RSU vested as to 25% of the shares on March 16, 2022, and vests as to 6.25% approximately every three months thereafter over the next three years such that the RSU will be fully vested on March 19, 2025.
(7)Represents shares that could be earned upon achievement of Stretch goals, based on our TSR relative to the S&P 500 from February 1, 2021 through January 28, 2024. If the performance goal is achieved, 100% of the shares earned will vest on March 20, 2024. If the Threshold performance goal is achieved, 17,508 shares will be earned by Mr. Huang, 772 shares will be earned by Ms. Kress, 736 shares will be earned by Mr. Puri, 604 shares will be earned by Ms. Shoquist, and 604 shares will be earned by Mr. Teter. If the Target performance goal is achieved, 70,040 shares will be earned by Mr. Huang, 3,080 shares will be earned by Ms. Kress, 2,940 shares will be earned by Mr. Puri, 2,416 shares will be earned by Ms. Shoquist, and 2,416 shares will be earned by Mr. Teter.
(8)Represents shares that could be earned upon achievement of Stretch goals, based on our TSR relative to the S&P 500 from January 31, 2022 through January 26, 2025. If the performance goal is achieved, 100% of the shares earned will vest on March 19, 2025. If the Threshold performance goal is achieved, 11,169 shares will be earned by Mr. Huang, 548 shares will be earned by Ms. Kress, 528 shares will be earned by Mr. Puri, 452 shares will be earned by Ms. Shoquist, and 452 shares will be earned by Mr. Teter. If the Target performance goal is achieved, 44,675 shares will be earned by Mr. Huang, 2,193 shares will be earned by Ms. Kress, 2,111 shares will be earned by Mr. Puri, 1,807 shares will be earned by Ms. Shoquist, and 1,807 shares will be earned by Mr. Teter.
(9)The RSU vested as to 25% on March 18, 2020, and vested as to 6.25% approximately every three months thereafter over the next three years such that the RSU was fully vested on March 15, 2023.
(10)The RSU vested as to 25% on March 17, 2021, and vests as to 6.25% approximately every three months thereafter over the next three years such that the RSU will be fully vested on March 20, 2024.
(11)The RSU vested as to 6.25% on June 16, 2021, and vests as to 6.25% approximately every three months thereafter over the next three years such that the RSU will be fully vested on March 19, 2025.
(12)The RSU vested as to 6.25% on June 15, 2022, and vests as to 6.25% approximately every three months thereafter over the next three years such that the RSU will be fully vested on March 18, 2026.
Option Exercises and Stock Vested in Fiscal 2023
The following table shows information regarding option exercises by, and stock acquired upon vesting for, our NEOs during Fiscal 2023.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)		Value Realized on Vesting ($) (2)
Jen-Hsun Huang	2,917,340	442,805,513	286,412	(3)	61,847,146
Colette M. Kress	—	—	114,089	(4)	22,135,573
Ajay K. Puri	—	—	110,859	(5)	21,524,023
Debora Shoquist	—	—	91,214	(6)	17,650,436
Timothy S. Teter	—	—	75,510	(7)	14,800,031
(1)Represents the gross number of shares acquired on vesting. Shares were withheld from these amounts to pay taxes due upon vesting.
(2)Represents the gross number of shares acquired on vesting multiplied by the fair market value of our common stock as reported by Nasdaq on the date of vesting.
(3)Includes an aggregate of 142,009 shares that were withheld to pay taxes due upon vesting.
(4)Includes an aggregate of 59,730 shares that were withheld to pay taxes due upon vesting.
(5)Includes an aggregate of 54,370 shares that were withheld to pay taxes due upon vesting.
(6)Includes an aggregate of 44,630 shares that were withheld to pay taxes due upon vesting.
(7)Includes an aggregate of 40,166 shares that were withheld to pay taxes due upon vesting.
Employment, Severance and Change-in-Control Arrangements
Employment Agreements.    Our executive officers are “at-will” employees and we do not have employment, severance or change-in-control agreements with our executive officers.
Change-in-Control Arrangements.  Our 2007 Plan provides that in the event of a corporate transaction or a change-in-control, outstanding stock awards may be assumed, continued, or substituted by the surviving corporation. If the surviving corporation does not assume, continue, or substitute such stock awards, then (a) with respect to any stock awards that are held by individuals performing services for NVIDIA immediately prior to the effective time of the transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such stock awards will be terminated if not exercised prior to the effective date of the corporate transaction or change-in-control, and (b) all other outstanding stock awards will be terminated if not exercised on or prior to the effective date of the corporate transaction or change-in-control.

Potential Payments Upon Termination or Change-in-Control
Upon a change-in-control or certain other corporate transactions of NVIDIA, unvested RSUs and PSUs will fully vest in some cases as described above under Employment, Severance and Change-in-Control Arrangements—Change-in-Control Arrangements. The table below shows our estimates of the amount of the benefit each of our NEOs would have received if the unvested RSUs and PSUs held by them as of January 29, 2023 had become fully vested as a result of a change-in-control, calculated by multiplying the number of unvested RSUs and PSUs held by the applicable NEO by the $203.65 closing price of our common stock on January 27, 2023.

Name	Unvested RSUs and PSUs at January 29, 2023 (#) (1)	Total Estimated Benefit ($) (1)
Jen-Hsun Huang	379,402	77,265,217
Colette M. Kress	155,449	31,657,189
Ajay K. Puri	148,402	30,222,067
Debora Shoquist	127,771	26,020,564
Timothy S. Teter	110,879	22,580,508
(1) With respect to unvested PSUs, the amounts in these columns assume performance at Base Operating Plan with respect to SY PSUs granted in Fiscal 2023, and assume performance at Target with respect to MY PSUs granted in Fiscal 2021, Fiscal 2022 and Fiscal 2023, in accordance with SEC rules. The table below reflects the actual numbers of the MY PSUs granted in Fiscal 2021 that became eligible to vest, based on our performance during the applicable performance period, as certified by our CC shortly after the end of Fiscal 2023. The values of the estimated and actual MY PSUs in the table below were calculated by multiplying the applicable number of MY PSUs held by each respective NEO and listed below, by the $203.65 closing price of our common stock on January 27, 2023. Based on performance during the applicable performance period, none of the SY PSUs granted in Fiscal 2023 were eligible to vest.
MY PSUs granted in Fiscal 2021 - Actual Achievement (versus Target Performance)

Name	Estimated MY PSUs Granted in Fiscal 2021 at Target Performance (#)	Value of Estimated MY PSUs Granted in Fiscal 2021 at Target Performance ($)	Actual MY PSUs Granted in Fiscal 2021 Eligible to Vest (#)	Value of Actual MY PSUs Granted in Fiscal 2021 Eligible to Vest ($)
Jen-Hsun Huang	77,452	15,773,100	116,176	23,659,242
Colette M. Kress	5,268	1,072,828	10,536	2,145,656
Ajay K. Puri	4,960	1,010,104	9,920	2,020,208
Debora Shoquist	4,572	931,088	9,144	1,862,176
Timothy S. Teter	3,024	615,838	6,048	1,231,675
The actual number of MY PSUs granted in Fiscal 2022 and Fiscal 2023 that will become eligible to vest will be determinable after January 28, 2024 and January 26, 2025, respectively, the ending dates of the applicable three-year measurement period for MY PSUs.
Pay Ratio
We determined the ratio of: (a) the annual total compensation of our CEO, to (b) the median of the annual total compensation of all our employees, except for our CEO, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
We determined our median employee for purposes of the pay ratio calculation for Fiscal 2023 by using a consistently applied compensation measure which aggregated, for each employee employed by us on the last day of Fiscal 2022, or January 30, 2022: (i) target base salary as of January 30, 2022 (annualized for permanent employees who were employed by us for less than the entire fiscal year), (ii) variable cash earned during Fiscal 2022, and (iii) aggregate full grant date fair value of equity awards granted during Fiscal 2022, calculated in accordance with ASC 718 and assuming the probable outcome of the conditions at Base Operating Plan for performance-based awards. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on January 30, 2022.
After applying the methodology described above, we determined the identity of our median employee for Fiscal 2022. We concluded that because there have been no changes to our employee population or employee compensation arrangements since the end of Fiscal 2022 that would significantly impact our pay ratio disclosure for Fiscal 2023, we would use the same individual in our Fiscal 2023 pay ratio calculation.
Our median employee’s compensation for Fiscal 2023 was $228,078. Our CEO’s compensation for Fiscal 2023 was $21,356,924. Therefore, our Fiscal 2023 CEO to median employee pay ratio was 94:1.
This pay ratio represents our reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and applicable guidance, which provide significant flexibility in how companies identify the median employee. Each company may use a different methodology and make different assumptions. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each company’s compensation practices and pay ratio disclosures. Neither the CC nor management used our Fiscal 2023 CEO to median employee pay ratio in making compensation decisions.

Pay Versus Performance
NVIDIA’s executive compensation program is guided by a pay for performance philosophy and is designed to align NEO pay with our stockholders’ interests. Accordingly, a substantial portion of our NEOs’ total compensation is based on the Company’s performance under certain corporate financial metric goals, including annual revenue, annual Non-GAAP Operating Income, and 3-year TSR relative to the S&P 500.
The CC’s decisions on executive compensation for Fiscal 2023, 2022 and 2021 were made prior to the final, new SEC rules regarding pay versus performance, which requires disclosure of “compensation actually paid,” or CAP, for our NEOs. The disclosure included in this section is prescribed by Item 402(v) of Regulation S-K under the Securities Act and does not necessarily align with how the Company or the CC views the link between the Company’s performance and NEO pay. In particular, amounts set forth below as CAP do not represent the value of compensation actually paid to or received by our NEOs. Instead, CAP has been calculated in accordance with the new SEC rules, which include measurement of the changes in the fair value of equity awards. CAP is a supplemental measure to be viewed alongside, not in replacement of, performance measures as an addition to the philosophy and strategy of compensation-setting discussed in greater detail above in CD&A.
Required Tabular Disclosure of Pay Versus Performance
The following table summarizes information regarding compensation for our NEOs, including CAP as well as certain financial performance metrics during Fiscal 2023, 2022 and 2021. Fiscal 2023 and 2022 were 52-week years. Fiscal 2021 was a 53-week year.

					Value of Initial Fixed $100 Investment Based on (7):
Fiscal Year	Summary Compensation Table Total for CEO ($) (1) (2)	Compensation Actually Paid to CEO ($) (1) (3)	Average Summary Compensation Table Total for Non-CEO NEOs ($) (4) (5)	Average Compensation Actually Paid to Non-CEO NEOs ($) (4) (6)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (8)	Net Income (in millions) ($)	Non-GAAP Operating Income (in millions) ($) (9)
2023	21,356,924	(4,118,947)	9,941,838	(1,364,661)	326.34	133.09	4,368	9,040
2022	23,737,661	105,543,768	8,910,802	38,453,071	365.66	158.12	9,752	12,690
2021	19,316,401	79,631,875	7,224,018	27,879,337	207.79	141.39	4,332	6,803
(1) For Fiscal 2023, 2022 and 2021, our CEO was Jen-Hsun Huang.
(2) The amounts in this column correspond with total compensation for our CEO as reported in our Summary Compensation Table above for the listed fiscal years.
(3) The amounts in this column, rather than representing the actual compensation paid to or received by our CEO, represent CAP calculated in accordance with Item 402(v) of Regulation S-K during the listed fiscal years, as follows:
Reconciliation of Summary Compensation Table Total Compensation for CEO to CAP

			Equity Award Adjustments
		Deduct:	Add:	Add/(Deduct):	Add/(Deduct):
Fiscal Year	Summary Compensation Table Total for CEO ($)	Value of Equity Awards Reported in Summary Compensation Table ($) (a)	Year End Fair Value of Awards Granted During the Year which were Unvested at Year End ($) (b)	Year Over Year Change in Fair Value of Outstanding and Unvested Awards ($) (b)	Change in Fair Value of Awards Granted in Prior Years which Vested During the Year ($) (b)	Total Equity Award Adjustments ($) (b)	Compensation Actually Paid to CEO ($)
2023	21,356,924	(19,666,382)	7,108,686	(9,368,399)	(3,549,776)	(5,809,488)	(4,118,947)
2022	23,737,661	(18,660,407)	45,314,829	43,741,239	11,410,446	100,466,514	105,543,768
2021	19,316,401	(15,279,780)	44,912,609	28,796,208	1,886,437	75,595,254	79,631,875
(a) The amounts in this column correspond with the full grant date fair value, calculated in accordance with ASC 718, of “Stock Awards” as reported in our Summary Compensation Table above for the listed fiscal years.
(b) The equity award adjustments were calculated in accordance with the SEC methodology for determining CAP for each year shown. The amounts in these columns were determined by reference to (i) for MY PSU awards where the performance period was complete as of or prior to the applicable year end date and for SY PSU awards, the closing price of our common stock on the applicable year end date, as reduced by the present value of dividends expected to be paid on the underlying shares during the requisite service period, or the closing price of our common stock on the applicable vesting dates, and (ii) for MY PSU awards where the performance period was not yet complete as of the applicable year end date, the fair value as calculated by a Monte Carlo simulation model as of the respective year end date, for the listed fiscal years.

(4) For Fiscal 2023, 2022 and 2021, our non-CEO NEOs were Colette M. Kress, Ajay K. Puri, Debora Shoquist and Timothy S. Teter.
(5) The amounts in this column correspond with the average of the total compensation for our non-CEO NEOs as reported in our Summary Compensation Table above for the listed fiscal years.

(6) The amounts in this column, rather than representing the average of the actual compensation paid to or received by our non-CEO NEOs, represent average CAP calculated in accordance with Item 402(v) of Regulation S-K during the listed fiscal years, as follows:
Reconciliation of Average Summary Compensation Table Total Compensation for Non-CEO NEOs to CAP

			Equity Award Adjustments
		Deduct:	Add:	Add/(Deduct):	Add:	Add/(Deduct):
Fiscal Year	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Value of Equity Awards Reported in Summary Compensation Table ($) (a)	Year End Fair Value of Awards Granted During the Year which were Unvested at Year End ($) (b)	Year Over Year Change in Fair Value of Outstanding and Unvested Awards ($) (b)	Vesting Date Fair Value of Awards Granted and Vested During the Year ($) (b)	Change in Fair Value of Awards Granted in Prior Years which Vested During the Year ($) (b)	Total Equity Award Adjustments ($) (b)	Average Compensation Actually Paid to Non-CEO NEOs ($)
2023	9,941,838	(9,031,900)	3,014,262	(2,639,741)	469,695	(3,118,815)	(2,274,599)	(1,364,661)
2022	8,910,802	(7,282,238)	18,734,157	11,713,153	976,553	5,400,644	36,824,507	38,453,071
2021	7,224,018	(5,577,460)	18,437,076	5,723,898	—	2,071,805	26,232,779	27,879,337
(a) The amounts in this column correspond with the average of the full grant date fair value, calculated in accordance with ASC 718, of “Stock Awards” as reported in our Summary Compensation Table above for the listed fiscal years.
(b) The equity award adjustments were calculated in accordance with the SEC methodology for determining CAP for each year shown. The amounts in these columns were determined by reference to (i) for MY PSU awards where the performance period was complete as of or prior to the applicable year end date, for RSU awards and for SY PSU awards, the closing price of our common stock on the applicable year end date, as reduced by the present value of dividends expected to be paid on the underlying shares during the requisite service period, or the closing price of our common stock on the applicable vesting dates, and (ii) for MY PSU awards where the performance period was not yet complete as of the applicable year end date, the fair value as calculated by a Monte Carlo simulation model as of the respective year end date, for the listed fiscal years.
(7)     TSR for each of Fiscal 2023, 2022 and 2021 is cumulative, reflecting the value of a fixed $100 investment beginning with the market close on January 24, 2020, the last trading day before our Fiscal 2021, through and including the end of the respective listed fiscal years.
(8) The Nasdaq 100 Index is the industry peer group we use for purposes of Item 201(e) of Regulation S-K. The separate peer group referenced by the CC for purposes of determining executive compensation is discussed above in CD&A.
(9) Our Company-Selected Measure, as required by Item 402(v) of Regulation S-K, is Non-GAAP Operating Income, which, in our assessment, represents the most important financial performance measure linking Fiscal 2023 NEO CAP to company performance. See Definitions for a definition of Non-GAAP Operating Income, and see Reconciliation of Non-GAAP Financial Measures in our CD&A for a reconciliation between GAAP operating income and non-GAAP Operating Income.

Required Tabular Disclosure of Most Important Financial Performance Measures
The following table is an unranked list of the most important financial performance measures linking Fiscal 2023 NEO CAP to company performance:

Financial Measures
Revenue
Non-GAAP Operating Income
3-Year TSR relative to the S&P 500
Refer to CD&A above for a description of how each of these performance measures impacts NEO compensation.

Required Tabular Disclosure of Relationships Between CAP and Financial Performance
The following graphs illustrate how CAP for our NEOs aligns with the Company’s financial performance measures as detailed in the Pay Versus Performance table above for each of Fiscal 2021, 2022 and 2023, as well as between the TSRs of NVIDIA and the Nasdaq100 Index, reflecting the value of a fixed $100 investment beginning with the market close on January 24, 2020, the last trading day before our Fiscal 2021, through and including the end of the respective listed fiscal years.

NEO CAP versus TSR

$130
$110
$90
$70
$50
$30
$10
($10)
CAP ($M)
$410
$350
$290
$230
$170
$110
$50
($10)
TSR
$79.6
$27.9
$207.8
$141.4
$105.5
$38.5
$365.7
$158.1
$326.3
$133.1
($4.1)
($1.4)
Fiscal 2021
Fiscal 2022
Fiscal 2023
CEO CAP
Other NEOs Average CAP
NVIDIA TSR
Nasdaq100 Index TSR

NEO CAP versus Net Income & Non-GAAP Operating Income
CAP ($M)
$110
$90
$70
$50
$30
$10
($10)
Net Income & Non-GAAP Operating Income ($M)
$14,000
$11,000
$8,000
$5,000
$2,000
($1,000)
$79.6
$27.9
$6,803
$4,332
$105.5
$38.5
$12,690
$9,752
$9,040
$4,368
($4.1)
($1.4)
Fiscal 2021
Fiscal 2022
Fiscal 2023
CEO CAP
Other NEOs Average CAP
Net Income
Non-GAAP Operating Income

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Compensation Committee Interlocks and Insider Participation
For Fiscal 2023, the CC consisted of Messrs. Burgess, Coxe, Dabiri, and Jones and Ms. Hudson. No member of the CC is an officer or employee of NVIDIA, and none of our executive officers serve as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or CC.
Compensation Committee Report
The Compensation Committee of the Board of Directors oversees the compensation programs of NVIDIA on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement.
In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K of NVIDIA for the year ended January 29, 2023 and in this proxy statement.
Compensation Committee
Robert K. Burgess, Tench Coxe, John O. Dabiri, Dawn Hudson and Harvey C. Jones

Proposal 3—Approval of the Frequency of Holding an Advisory Vote on Executive Compensation

What am I voting on? A non-binding vote, known as “say-on-frequency,” to approve how frequently we should solicit an advisory vote on our NEO compensation.
Vote required for approval: A majority of the shares present, in person or represented by proxy, and entitled to vote on this matter.
Effect of abstentions: Same as a vote AGAINST.
Effect of broker non-votes: None.

The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our NEOs. Accordingly, we are asking stockholders to indicate whether they would prefer an advisory vote every one, two or three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of our NEOs be submitted to the stockholders every one year. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow stockholders to provide direct input on the Company’s compensation philosophy, policies and practices every year.

Accordingly, the Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years or abstaining from voting on the resolution below:

“RESOLVED, that the alternative of soliciting advisory stockholder approval of the compensation of the Company’s executive officers once every one, two or three years that receives a majority of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers.”

Because this proposal has four choices, it is possible that no choice will receive an affirmative vote of a majority of the shares present and entitled to vote on this matter. The Board and the CC value the opinions of the stockholders in this matter, and the Board intends to hold say-on-pay votes in the future in accordance with the alternative that receives the most stockholder support, even if that alternative does not receive the support of a majority of the shares present, in person or represented by proxy, and entitled to vote on this matter.
Recommendation of the Board
The Board recommends that you vote for future advisory votes on the compensation program for our NEOs to occur every 1 YEAR.

Proposal 4—Ratification of the Selection of Independent Registered Public Accounting Firm for Fiscal 2024

What am I voting on? Ratification of the selection of PwC as our independent registered public accounting firm for Fiscal 2024.
Vote required for approval: A majority of the shares present, in person or represented by proxy, and entitled to vote on this matter.
Effect of abstentions: Same as a vote AGAINST.
Effect of broker non-votes: Not applicable (because this is a routine proposal, there are no broker non-votes).

The AC has selected PwC, which has audited our financial statements annually since 2004, to serve as our independent registered public accounting firm for Fiscal 2024. Our lead audit partner at PwC will serve no more than five consecutive years in that role. Stockholder ratification of the AC’s selection of PwC is not required by our Bylaws. As a matter of good corporate governance, we are submitting the selection of PwC to our stockholders for ratification. If our stockholders do not ratify the selection, the AC will reconsider whether or not to retain PwC. Even if the selection is ratified, the AC in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in our best interests and those of our stockholders. The AC believes it is in the best interests of NVIDIA and our stockholders to retain PwC.
We expect that a representative of PwC will attend the 2023 Meeting. The PwC representative will have an opportunity to make a statement at the 2023 Meeting if he or she so desires and will also be available to respond to appropriate stockholder questions.
Recommendation of the Board
The Board recommends that you vote FOR the ratification of the selection of PwC as our independent registered accounting firm for our fiscal year ending January 28, 2024.

Fees Billed by the Independent Registered Public Accounting Firm
The following is a summary of fees billed by PwC for Fiscal 2023 and 2022 for audit, tax and other professional services during each fiscal year:

	Fiscal 2023	Fiscal 2022
Audit Fees (1)	$6,858,279	$6,762,002
Audit Related Fees (2)	243,400	491,100
Tax Fees (3)	1,189,263	708,680
All Other Fees (4)	17,858	12,900
Total Fees	$8,308,800	$7,974,682
(1)For the audit of our consolidated financial statements, including business combination activities during the year, the audit of our internal control over financial reporting, review of our quarterly financial statements and annual reports, review of SEC registration statements and related consents, review of SEC filings for public debt financing and related comfort letters, and fees related to statutory audits of some of our international entities.
(2)For a review of select sustainability metrics, a system pre-implementation control assessment and other attestation services.
(3)For tax compliance, consulting, and tax audit defense services.
(4)For products or services other than those referenced above, including subscription to accounting research software.
All services provided for Fiscal 2023 and 2022 described above were pre-approved by the AC or the AC Chairperson through the authority granted to him by the AC, which is described below. Our AC determined that the rendering of services other than audit services by PwC was compatible with maintaining PwC’s independence.
Pre-Approval Policies and Procedures
The AC has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services rendered by our independent registered public accounting firm. The policy generally permits pre-approvals of specified permissible services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the AC’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual case-by-case basis before the independent registered public accounting firm is engaged to provide each service. In some cases the full AC provides pre-approval for up to a year related to a particular defined task or scope. In other cases, the AC has delegated power to the AC Chairperson to pre-approve additional audit and non-audit services if the need for the service was unanticipated and approval is required prior to the next scheduled meeting of the AC. The AC Chairperson then communicates such pre-approval to the full AC at its next meeting.

Report of the Audit Committee of the Board of Directors
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent specifically incorporated by reference therein.
The Audit Committee, or AC, oversees accounting, financial reporting, internal control over financial reporting, financial practices and audit activities of NVIDIA and its subsidiaries. The AC reviews the results and scope of the audit and other services provided by the independent registered public accounting firm and reviews financial statements and the accounting policies followed by NVIDIA prior to the issuance of the financial statements with both management and the independent registered public accounting firm.
Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States, or GAAP, the system of internal control over financial reporting, and the procedures designed to facilitate compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP, or PwC, our independent registered public accounting firm for Fiscal 2023, was responsible for performing an independent audit of the consolidated financial statements and issuing a report on the consolidated financial statements and of the effectiveness of our internal control over financial reporting as of January 29, 2023. PwC’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters are required to be disclosed to the AC under applicable standards. The AC oversees these processes. Also, the AC has ultimate authority and responsibility to select, evaluate and, when appropriate, terminate the independent registered public accounting firm. The AC approves audit fees and non-audit services provided by and fees paid to the independent registered public accounting firm.
NVIDIA has an internal audit function that reports to the AC. This function is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal controls and the operating effectiveness of our business processes. The AC approves an annual internal audit plan and monitors the activities and performance of our internal audit function throughout the year to ensure the plan objectives are carried out and met.
The AC members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. The AC does not plan or conduct audits, determine that our financial statements are complete and accurate and in accordance with GAAP or assess our internal control over financial reporting. The AC relies, without additional independent verification, on the information provided by our management and on the representations made by management that the financial statements have been prepared with integrity and objectivity, and the opinion of PwC that such financial statements have been prepared in conformity with GAAP.
In this context, the AC reviewed and discussed the audited consolidated financial statements for Fiscal 2023 with management and our internal control over financial reporting with management and PwC. Specifically, the AC discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. We have received from PwC the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the AC concerning independence. The AC also considered whether the provision of certain permitted non-audit services by PwC is compatible with PwC’s independence and discussed PwC’s independence with PwC.
Based on the AC’s review and discussions, the AC recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K of NVIDIA for the fiscal year ended January 29, 2023.
Audit Committee
Michael G. McCaffery, Mark L. Perry, A. Brooke Seawell, Aarti Shah and Mark A. Stevens

Equity Compensation Plan Information
The number of shares issuable upon exercise of outstanding stock options, RSUs, and PSUs, the weighted-average exercise price of outstanding stock options, and the number of stock awards remaining for future issuance under each of our equity compensation plans as of January 29, 2023 are summarized as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	46,830,167		3.79	(2)	389,414,978	(3)
Equity compensation plans not approved by security holders	—	(4)	—		—
Total	46,830,167		3.79		389,414,978
(1)This row includes our 2007 Plan and our ESPP. Under our ESPP, participants are permitted to purchase our common stock at a discount on certain dates through payroll deductions within a pre-determined purchase period. Accordingly, the number of shares to be issued upon exercise of outstanding rights under our ESPP as of January 29, 2023 is not determinable.
(2)Represents the weighted-average exercise price of outstanding stock options only.
(3)As of January 29, 2023, (a) the number of shares that remained available for future issuance under the 2007 Plan was 159,291,774, and (b) the number of shares that remained available for future issuance under the ESPP was 230,123,204, of which up to 1,152,892 shares may be purchased under the ESPP in the current purchase period which runs until August 31, 2023, based on estimated participation and contribution rates, purchase prices based on the applicable offering date prices, and the $25,000 limit under Section 423(b)(8) of the Internal Revenue Code.
(4)Excludes RSUs assumed by NVIDIA in connection with mergers and acquisitions. As of January 29, 2023, a total of 835,800 shares were issuable upon the vesting of such RSUs. Such RSUs have no exercise price. No additional awards were or may be granted by NVIDIA under the plans pursuant to which such RSUs were originally granted.
During Fiscal 2023, we granted an aggregate of 24,445,273 shares under our 2007 Plan in the form of RSUs and PSUs, 324,092 of which were granted to our NEOs, 17,256 of which were granted to our non-employee directors and 24,103,925 of which were granted to our other employees. For this purpose, PSUs are counted in the year of grant at the maximum number of shares that may become eligible to vest. Also during Fiscal 2023, an aggregate of 3,031,877 shares were purchased under our ESPP, 900 of which were purchased by our NEOs and 3,030,977 of which were purchased by our other employees. Our non-employee directors are not eligible to participate in our ESPP.

Additional Information
Other Matters
The Board knows of no other matters that will be presented for consideration at the 2023 Meeting. If any other matters are properly brought before the 2023 Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Timothy S. Teter
Secretary
May 8, 2023
A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 29, 2023 AS FILED WITH THE SEC IS BEING FURNISHED TO STOCKHOLDERS CONCURRENTLY HEREWITH. UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, AN ADDITIONAL COPY OF THE ANNUAL REPORT. STOCKHOLDERS MAY SUBMIT THEIR REQUESTS TO: INVESTOR RELATIONS, NVIDIA CORPORATION, 2788 SAN TOMAS EXPRESSWAY, SANTA CLARA, CALIFORNIA 95051 OR TO SHAREHOLDERMEETING@NVIDIA.COM. WE WILL ALSO FURNISH A COPY OF ANY EXHIBIT TO THE ANNUAL REPORT ON FORM 10-K IF SPECIFICALLY REQUESTED IN WRITING.
NVIDIA and the NVIDIA logo are either registered trademarks or trademarks of NVIDIA Corporation in the United States and other countries. Other company names used in this publication are for identification purposes only and may be trademarks of their respective companies.

NVIDIA
INVESTOR RELATIONS
2788 SAN TOMAS EXPRESSWAY
SANTA CLARA, CA 95051

SCAN TO
VIEW MATERIALS & VOTE

VOTE ONLINE
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Go online to transmit your voting instructions and to request electronic delivery of information up until 8:59 p.m. Pacific Daylight Time on June 21, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NVDA2023**

You may attend the Meeting online and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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V15536-P86319

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NVIDIA CORPORATION

The Board of Directors recommends you vote FOR all the Nominees:

1. Election of Directors

Nominees:

		For	Against	Abstain
1a.	Robert K. Burgess	☐	☐	☐
1b.	Tench Coxe	☐	☐	☐
1c.	John O. Dabiri	☐	☐	☐
1d.	Persis S. Drell	☐	☐	☐
1e.	Jen-Hsun Huang	☐	☐	☐
1f.	Dawn Hudson	☐	☐	☐
1g.	Harvey C. Jones	☐	☐	☐
1h.	Michael G. McCaffery	☐	☐	☐
1i.	Stephen C. Neal	☐	☐	☐
1j.	Mark L. Perry	☐	☐	☐
1k.	A. Brooke Seawell	☐	☐	☐
1l.	Aarti Shah	☐	☐	☐
1m.	Mark A. Stevens	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2.

	For	Against	Abstain
2. Advisory approval of our executive compensation.	☐	☐	☐

The Board of Directors recommends you vote for a 1 YEAR frequency on Proposal 3.

	1 Year	2 Years	3 Years	Abstain
3. Advisory approval of the frequency of holding an advisory vote on our executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 4.

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Review, Notice of Annual Meeting, Proxy Statement and Form 10-K are available at www.proxyvote.com.

V15537-P86319

NVIDIA CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

June 22, 2023

The stockholder(s) hereby appoint(s) Jen-Hsun Huang and Timothy S. Teter (the "Proxies"), or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NVIDIA CORPORATION that the stockholder(s) is/are entitled to vote at the 2023 Annual Meeting of Stockholders to be held at 11:00 a.m., Pacific Daylight Time on June 22, 2023, at *www.virtualshareholdermeeting.com/NVDA2023*, and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR each of the nominees listed in Proposal 1, FOR Proposals 2 and 4 and for a 1 YEAR frequency on Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Please mark, sign and return this proxy card promptly using the enclosed reply envelope.

Continued and to be signed on reverse side